Exhibit 10.1

                                                               Execution Version

================================================================================

                                CREDIT AGREEMENT

                          Dated as of January 10, 2008

                                      among

                                GOAMERICA, INC.,

                                  as Borrower,

                    THE LENDERS AND L/C ISSUERS PARTY HERETO

                                       and

                            CHURCHILL FINANCIAL LLC,
                            as Administrative Agent,

                                       and

                               ABLECO FINANCE LLC,
                               as Collateral Agent

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

Article I         Definitions, Interpretation and Accounting Terms.............1

      Section 1.1       Defined Terms..........................................1

      Section 1.2       UCC Terms.............................................31

      Section 1.3       Accounting Terms and Principles.......................32

      Section 1.4       Payments..............................................32

      Section 1.5       Interpretation........................................32

Article II        The Facilities..............................................33

      Section 2.1       The Commitments.......................................33

      Section 2.2       Borrowing Procedures..................................33

      Section 2.3       Swing Loans...........................................34

      Section 2.4       Letters of Credit.....................................36

      Section 2.5       Reduction and Termination of the Commitments..........38

      Section 2.6       Repayment of Loans....................................38

      Section 2.7       Optional Prepayments..................................38

      Section 2.8       Mandatory Prepayments.................................39

      Section 2.9       Interest..............................................40

      Section 2.10      Conversion and Continuation Options...................41

      Section 2.11      Fees..................................................41

      Section 2.12      Application of Payments...............................42

      Section 2.13      Payments and Computations.............................43

      Section 2.14      Evidence of Debt......................................44

      Section 2.15      Suspension of Eurodollar Rate Option..................46

      Section 2.16      Breakage Costs; Increased Costs; Capital
                        Requirements..........................................46

      Section 2.17      Taxes.................................................47

      Section 2.18      Substitution of Lenders...............................50

Article III       Conditions To Loans And Letters Of Credit...................51

      Section 3.1       Conditions Precedent to Initial Loans and Letters
                        of Credit.............................................51

      Section 3.2       Conditions Precedent to Each Loan and Letter
                        of Credit.............................................54

      Section 3.3       Determinations of Initial Borrowing Conditions........54

Article IV        Representations and Warranties..............................54

      Section 4.1       Corporate Existence; Compliance with Law..............55

      Section 4.2       Loan and Related Documents............................55

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

      Section 4.3       Ownership of Group Members............................56

      Section 4.4       Financial Statements..................................56

      Section 4.5       Material Adverse Effect...............................58

      Section 4.6       Solvency..............................................58

      Section 4.7       Litigation............................................58

      Section 4.8       Taxes.................................................59

      Section 4.9       Margin Regulations....................................59

      Section 4.10      No Burdensome Obligations; No Defaults or Breaches....59

      Section 4.11      Investment Company Act................................59

      Section 4.12      Labor Matters.........................................59

      Section 4.13      ERISA.................................................60

      Section 4.14      Environmental Matters.................................61

      Section 4.15      Intellectual Property.................................61

      Section 4.16      Title; Real Property..................................62

      Section 4.17      Bank and Security Accounts............................63

      Section 4.18      Insurance.............................................63

      Section 4.19      Material Contracts....................................63

      Section 4.20      Anti Terrorism........................................63

      Section 4.21      Delivery of Material Contracts and Related Documents..63

      Section 4.22      Brokers...............................................63

      Section 4.23      Full Disclosure.......................................64

      Section 4.24      Regulatory Matters....................................64

      Section 4.25      Restricted Activities of Inactive Subsidiaries........65

Article V         Financial Covenants.........................................65

      Section 5.1       Maximum Consolidated Leverage Ratio...................65

      Section 5.2       Capital Expenditures..................................65

      Section 5.3       Minimum Net Revenue...................................66

      Section 5.4       Verizon TRS Acquisition Agreement Earn-Out............66

      Section 5.5       Revolver Availability.................................66

Article VI        Reporting Covenants.........................................66

      Section 6.1       Financial Statements..................................66

      Section 6.2       Copies of Notices and Reports.........................69

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

      Section 6.3       Taxes.................................................69

      Section 6.4       Labor Matters.........................................70

      Section 6.5       ERISA Matters.........................................70

      Section 6.6       Environmental Matters.................................70

      Section 6.7       Other Information.....................................71

      Section 6.8       Delivery of Information to Lenders....................71

Article VII       Affirmative Covenants.......................................71

      Section 7.1       Maintenance of Corporate Existence....................71

      Section 7.2       Compliance with Laws, Etc.............................71

      Section 7.3       Payment of Obligations................................71

      Section 7.4       Maintenance of Property and Rights....................71

      Section 7.5       Maintenance of Insurance..............................72

      Section 7.6       Keeping of Books......................................72

      Section 7.7       Access to Books and Property..........................72

      Section 7.8       Environmental.........................................72

      Section 7.9       Use of Proceeds.......................................73

      Section 7.10      Additional Collateral and Guaranties..................73

      Section 7.11      Deposit Accounts; Securities Accounts and
                        Cash Collateral Accounts..............................74

      Section 7.12      Interest Rate Contracts...............................75

      Section 7.13      Payment of Taxes......................................75

      Section 7.14      ERISA.................................................75

      Section 7.15      Post-Closing Matters..................................75

Article VIII      Negative Covenants..........................................75

      Section 8.1       Indebtedness..........................................75

      Section 8.2       Liens.................................................77

      Section 8.3       Investments...........................................77

      Section 8.4       Asset Sales...........................................78

      Section 8.5       Restricted Payments...................................79

      Section 8.6       Prepayment of Indebtedness............................80

      Section 8.7       Fundamental Changes...................................80

      Section 8.8       Change in Nature of Business..........................81

      Section 8.9       Transactions with Affiliates..........................81

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

      Section 8.10      Third-Party Restrictions on Indebtedness, Liens,
                        Investments or Restricted Payments....................81

      Section 8.11      Modification of Certain Documents.....................82

      Section 8.12      Accounting Changes; Fiscal Year.......................82

      Section 8.13      Margin Regulations....................................82

      Section 8.14      Compliance with ERISA.................................82

      Section 8.15      T-Mobile Obligations..................................82

Article IX        Events Of Default...........................................83

      Section 9.1       Definition............................................83

      Section 9.2       Remedies..............................................85

      Section 9.3       Actions in Respect of Letters of Credit...............85

Article X         The Agents..................................................86

      Section 10.1      Appointment and Duties................................86

      Section 10.2      Binding Effect........................................87

      Section 10.3      Use of Discretion.....................................87

      Section 10.4      Delegation of Rights and Duties.......................87

      Section 10.5      Reliance and Liability................................87

      Section 10.6      Each Agent Individually...............................88

      Section 10.7      Lender Credit Decision................................89

      Section 10.8      Expenses; Indemnities.................................89

      Section 10.9      Resignation of Agents or L/C Issuer...................89

      Section 10.10     Release of Collateral or Guarantors...................90

      Section 10.11     Additional Secured Parties............................91

      Section 10.12     Titles................................................91

Article XI        Miscellaneous...............................................91

      Section 11.1      Amendments, Waivers, Etc..............................91

      Section 11.2      Assignments and Participations; Binding Effect........92

      Section 11.3      Costs and Expenses....................................95

      Section 11.4      Indemnities...........................................96

      Section 11.5      Survival..............................................97

      Section 11.6      Limitation of Liability for Certain Damages...........97

      Section 11.7      Lender-Creditor Relationship..........................97

      Section 11.8      Right of Setoff.......................................97

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

      Section 11.9      Sharing of Payments, Etc..............................98

      Section 11.10     Marshaling; Payments Set Aside........................98

      Section 11.11     Notices...............................................98

      Section 11.12     Electronic Transmissions..............................99

      Section 11.13     Governing Law........................................100

      Section 11.14     Jurisdiction.........................................100

      Section 11.15     Waiver of Jury Trial.................................101

      Section 11.16     Severability.........................................101

      Section 11.17     Execution in Counterparts............................101

      Section 11.18     Entire Agreement.....................................101

      Section 11.19     Use of Name..........................................101

      Section 11.20     Non-Public Information; Confidentiality..............102

      Section 11.21     Patriot Act Notice...................................102

                                TABLE OF CONTENTS
                                   (continued)

                                                                        Page

                                    SCHEDULES

Schedule P-1      -  Permitted Acquisition
Schedule I        -  Commitments
Schedule II       -  Addresses for Notices
Schedule 4.1      -  Permits; Requirements of Law
Schedule 4.2      -  Consents
Schedule 4.3      -  Ownership of the Borrower and Subsidiaries
Schedule 4.4      -  Financial Statements
Schedule 4.4(f)   -  Combined Closing Date Financial Statements
Schedule 4.7      -  Litigation
Schedule 4.12     -  Labor Matters
Schedule 4.13(a)  -  List of Plans - A
Schedule 4.13(b)  -  List of Plans - B
Schedule 4.14     -  Environmental Matters
Schedule 4.15     -  Intellectual Property
Schedule 4.16     -  Real Property
Schedule 4.17     -  Bank and Security Accounts
Schedule 4.18     -  Insurance
Schedule 4.19     -  Material Contracts
Schedule 4.22     -  Brokers
Schedule 4.24     -  FCC and State Compliance
Schedule 7.15     -  Post Closing Matters
Schedule 8.1      -  Existing Indebtedness
Schedule 8.1B        Payoff Debt
Schedule 8.2      -  Existing Liens
Schedule 8.3      -  Existing Investments
Schedule 8.4      -  Permitted Asset Sales
Schedule 11.2     -  Restricted Assigns


                                    EXHIBITS

Exhibit A         -  Form of Assignment
Exhibit B         -  Form of Note
Exhibit C         -  Form of Notice of Borrowing
Exhibit D         -  Form of Swingline Request
Exhibit E         -  Form of L/C Request
Exhibit F         -  Form of Notice of Conversion or Continuation
Exhibit G         -  Form of Compliance Certificate
Exhibit H         -  Form of Guaranty and Security Agreement
Exhibit I         -  Form of Intercreditor Agreement
Exhibit J         -  Initial Projections

            This CREDIT AGREEMENT, dated as of January 10, 2008, is entered into by and among GOAMERICA, INC., a Delaware corporation ("Borrower"), the Lenders (as defined below), the L/C Issuers (as defined below), CHURCHILL FINANCIAL LLC, a Delaware limited liability company ("Churchill"), as administrative agent for the Lenders and the L/C Issuers (in such capacity, and together with its successors and permitted assigns, the "Administrative Agent") and ABLECO FINANCE LLC, a Delaware limited liability company ("Ableco") as collateral agent for the Lenders and the L/C Issuers (in such capacity, and together with its successors and permitted assigns, the "Collateral Agent" and together with the Administrative Agent, the "Agents").

            The parties hereto agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

      Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

      "Acquisition" means (i) the purchase by GoAmerica Relay of the Verizon TRS Division (such acquisition the "Verizon TRS Acquisition") pursuant to the terms of the Verizon TRS Acquisition Agreement, and (ii) the purchase by GoAmerica of Hands On through the merger (the "Hands On Merger") of the Merger Sub with and into Hands On pursuant to the Hands On Merger Agreement.

      "Acquisition Documents" means the Hands On Merger Agreement, the Verizon TRS Acquisition Agreement, the Verizon Transition Services Agreement, the Stellar Nordia Managed Services Agreement, the Verizon Facilities Use Agreement and the Verizon IP Licensing Agreement

      "Affected Lender" has the meaning specified in Section 2.18.

      "Affiliate" means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of the Borrower. For purpose of this definition, "control" means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Agreement" means this Credit Agreement.

      "Anti-Terrorism Laws" means, collectively, all laws, rules and regulations and court orders, injunctions and judicial decisions of all federal, state and local governments and governmental authorities relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws, rules and regulations and court orders, injunctions and judicial decisions comprising the Bank Secrecy Act and the laws, rules and regulations and court orders, injunctions and judicial decisions administered by the U.S. Department of Treasury Office of Foreign Assets Control.

      "Anti-Terrorism Order" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

      "Applicable Margin" means, with respect to Revolving Loans, Swing Loans and Term Loans, a percentage equal to (a) during the period commencing on the Closing Date and ending on the next date of determination after the Fiscal Quarter ending September 30, 2008, the percentage set forth in the applicable column opposite Level I in the table set forth in clause (b) below and (b) thereafter, as of each date of determination (and until the next such date of determination), a percentage equal to the percentage set forth below in the applicable column opposite the level corresponding to the Consolidated Senior Leverage Ratio in effect as of the last day of the most recently ended Fiscal
Quarter:

--------------------------------------------------------------------------------
 LEVEL   CONSOLIDATED SENIOR          BASE RATE LOANS    EURODOLLAR RATE LOANS
         LEVERAGE RATIO
--------------------------------------------------------------------------------
   I     Greater than or equal to
         3.0 to 1                           4.00                  5.00
--------------------------------------------------------------------------------
  II     Greater than or equal to
         2.00 to 1 and less than
         3.00 to 1                          3.50                  4.50
--------------------------------------------------------------------------------
  III    Less than 2.00 to 1                3.25                  4.25
--------------------------------------------------------------------------------

      Each date of determination for the "Applicable Margin" shall be the date that is three (3) Business Days after delivery by the Borrower to the Agents of a new Compliance Certificate pursuant to Section 6.1(d). In the event that the information contained in any such Compliance Certificate is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of higher Applicable Margins for any period (an "Applicable Period") than the Applicable Margins actually applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Agents a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if such higher Applicable Margin (as set forth in the above schedule) were applicable for such Applicable Period, and (iii) the Borrower shall promptly deliver to the Agents full payment in respect of the accrued additional interest on the Revolving Loans, Swing Loans and Term Loans as a result of such increased Applicable Margins for such Applicable Period (it being understood that this provision shall in no way limit the rights of the Agents and the Lenders to exercise their rights under Section 2.9(c) or Section 9 hereof).

      "Approved Fund" means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

      "Assignment" means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of
Section 11.2 (with the consent of any party whose consent is required by Section 11.2), accepted by the Agents, in substantially the form of Exhibit A, or any other form approved by the Agents.

      "Base Rate"  means,  at any time,  a rate per annum equal to the higher of
(a) the rate last quoted by The Wall Street Journal as the latest "U.S. prime rate" or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agents) or any similar release by the Federal Reserve Board (as determined by the Agents) and (b) the sum of 0.5% per annum and the Federal Funds Rate.

      "Base Rate  Loan"  means any Loan that  bears  interest  based on the Base
Rate.

      "Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Group Member incurs or otherwise has any obligation or liability, contingent or otherwise.

      "Borrowing" means a borrowing consisting of Loans (other than Swing Loans and Loans deemed made pursuant to Section 2.3 or 2.4) made in one Facility on the same day by the Lenders according to their respective Commitments under such Facility.

      "Business Day" means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of any Eurodollar Rate or Eurodollar Rate Loan or any funding, conversion, continuation, Interest Period or payment of any Eurodollar Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

      "Capital Expenditures" means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case to the extent required to be capitalized under GAAP on a Consolidated balance sheet of such Person, excluding (a) interest capitalized during construction, and (b) expenditures by any Person to repair or replace assets to the extent such expenditures are made as a reinvestment of, and are funded with, Net Cash Proceeds from a sale or insurance proceeds and the reinvestment of such proceeds is permitted hereunder and (c) expenditures made as a tenant in leasehold improvements to the extent reimbursed by landlords.

      "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

      "Capitalized Lease Obligations" means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

      "Cash Collateral Account" means a deposit account or securities account in the name of the Borrower and under the sole control (as defined in the applicable UCC) of the Collateral Agent and (a) in the case of a deposit account, from which the Borrower may not make withdrawals except as permitted by the Collateral Agent and (b) in the case of a securities account, with respect to which the Collateral Agent shall be the entitlement holder and the only Person authorized to give entitlement orders with respect thereto.

      "Cash Equivalents" means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or

(ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least "A-1" from S&P or at least "P-1" from Moody's, (c) any commercial paper rated at least "A-1" by S&P or "P-1" by Moody's and issued by any Person organized under the laws of any state of the United States, (d) any time deposit, insured certificate of deposit, overnight bank deposit or bankers' acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B)
"adequately capitalized" (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000,
(iii) repurchase agreements which are entered into with a commercial bank described in clause (d)(ii) above and which are secured by securities described in clause (a) above, and (iv) has obtained from either S&P or Moody's the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a),
(b), (c) and (d) above shall not exceed 365 days.

      "CERCLA" means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.ss. 9601 et seq.).

      "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Borrower, as filed with the Secretary of State of the State of Delaware on January 10, 2008.

      "Change of Control" means the occurrence of any of the following: (a) Sponsor and Reservoir Capital Group L.P. and their respective Control Investment Affiliates shall, collectively, cease to own and control, directly or indirectly, legally and beneficially, all of the economic and voting rights associated with ownership of at least 30% of each class of the outstanding Stock of Borrower on a fully diluted basis, (b) the Borrower shall cease to own and control, legally and beneficially, all of the economic and voting rights associated with ownership of all outstanding Stock of all classes of Stock of each Wholly Owned Subsidiary of Borrower except in connection with a Sale permitted hereby pursuant to Section 8.4 or 8.7, (c) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) (other than the Sponsor, Reservoir Capital Group L.P. and their respective Control Investment Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 30% of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances, (d) during any period of twelve consecutive calendar months, individuals who at the beginning of such period (or the Closing Date for any period beginning prior to the Closing Date) constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period (or the Closing Date for any period beginning prior to the Closing Date) or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (e) a "Change of Control" or any term of similar effect, as defined in the document governing any Indebtedness in an amount in excess of $750,000 of any Group Member, (f) a "Change of Control" or any term of similar effect as defined in the Second Lien Credit Agreement, or (g) a "Change of Control of Corporation" or any term of similar effect as defined in the Certificate of Incorporation.

      "Clearlake" means Clearlake Capital Group, L.P., a Delaware limited partnership.

      "Closing Date" means the first date on which any Loan is made or any Letter of Credit is Issued.

      "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

      "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted by such Loan Party pursuant to any Loan Document.

      "Combined Closing Date Financial  Statements" has the meaning specified in
Section 4.4(f).

      "Commitment" means, with respect to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit G

      "Consolidated" means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.

      "Consolidated Cash Interest Expense" means, with respect to any Person for any period, the Consolidated Interest Expense of such Person for such period paid or payable in cash with respect to such period.

      "Consolidated  EBITDA"  means,  with respect to any Person for any period,
(a) the Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for United States federal, state, local and foreign income taxes or other taxes measured by income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness, (iii) any depreciation, depletion and amortization expense, (iv) any aggregate net loss on the Sale of property (other than accounts (as defined under the applicable UCC) and inventory) outside the ordinary course of business, (v) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, (vi) to the extent paid within 12 months of the Closing Date, non-recurring cash charges and costs arising in connection with the Acquisition and related transactions (including any related restructuring charges and any aggregate net loss on the Sales set forth on
Schedule 8.4 hereto) in an aggregate amount not to exceed $10,000,000, and (vii) to the extent paid after the 12-month anniversary of the Closing Date, any aggregate net loss on the Sales set forth on Schedule 8.4 hereto in an aggregate amount not to exceed the lesser of (A) $3,000,000 and (B) the cap amount referred to in the foregoing clause (vi) which has not been used, minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income and without duplication, (i) any credit for United States federal income taxes or other taxes measured by net income, (ii) any interest income, (iii) any gain from extraordinary items and any other non-recurring gain, (iv) any aggregate net gain from the Sale of property (other than accounts (as defined in the applicable UCC) and inventory) out of the ordinary course of business by such Person, (v) any other non-cash gain, including any reversal of a charge referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent, and (vi) any other cash payment in respect of expenditures, charges and losses to the extent that such items have been added to Consolidated EBITDA of such Person pursuant to clause (b)(v) above in any prior period.

      "Consolidated Interest Expense" means, for any Person for any period, (a) Consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, (i) interest capitalized during such period and net costs under Interest Rate Contracts for such period and (ii) all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, banker's acceptances, surety bonds and performance bonds (whether or not matured) payable by such Person and its Subsidiaries during such period minus
(b) the sum of (i) Consolidated net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period and (ii) Consolidated interest income of such Person and its Subsidiaries for such period.

      "Consolidated Leverage Ratio" means, with respect to any Person as of any date, the ratio of (a) Consolidated Total Debt of such Person outstanding as of such date to (b) Consolidated EBITDA for such Person for the last period of four consecutive Fiscal Quarters ending on or before such date, provided that for purposes of determining the Consolidated Leverage Ratio for the quarter ended on or about September 30, 2008, Consolidated EBITDA shall be deemed to be equal to Consolidated EBITDA for the three consecutive Fiscal Quarters ended on September 30, 2008, multiplied by 4/3.

      "Consolidated  Net Income"  means,  with  respect to any  Person,  for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person), except to the extent of the amount of cash dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.

      "Consolidated Senior Leverage Ratio" means, with respect to the Loan Parties as of any date, the ratio of (a) the aggregate outstanding amount of the Loans (including Swing Loans) and L/C Obligations to (b) Consolidated EBITDA for such Person for the last period of four consecutive Fiscal Quarters ending on or before such date, provided that for the purposes of determining the Consolidated Senior Leverage Ratio for the quarter ended on or about September 30, 2008, Consolidated EBITDA shall be deemed to be equal to Consolidated EBITDA for the three consecutive Fiscal Quarters ended on September 30, 2008, multiplied by 4/3.

      "Consolidated Total Debt" of any Person means all Indebtedness of a type described in clause (a), (b), (c)(i), (d), (f) or (h) of the definition thereof and all Guaranty Obligations with respect to any such Indebtedness, in each case of such Person and its Subsidiaries on a Consolidated basis; provided that the aggregate amount of any outstanding Indebtedness incurred under Section 8.1(c) in excess of $500,000 shall be deemed to be equal to the aggregate amount of such Indebtedness multiplied by six (6).

      "Constituent Documents" means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.

      "Contractual Obligation" means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

      "Control Agreement" means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Agents, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant "control" (as defined under the applicable UCC) over such account to the Collateral Agent.

      "Control Investment Affiliate" means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person or any other Person referred to in the foregoing clause (a) primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Controlled Deposit Account" means each deposit account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution reasonably acceptable to the Agents.

      "Controlled Securities Account" means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a securities intermediary or commodity intermediary reasonably acceptable to the Agents.

      "Copyrights" means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights in works of authorship of any type and all mask works, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

      "Corporate Chart" means a document in form reasonably acceptable to the Agents and setting forth, as of a date set forth therein, for each Person that is a Loan Party, that is subject to Section 7.10 or that is a Subsidiary or joint venture of any of them, (a) the full legal name of such Person, (b) the jurisdiction of organization and any organizational number and tax identification number of such Person (if available), (c) the location of such Person's chief executive office (or, if applicable, sole place of business) and (d) the number of shares of each class of Stock of such Person authorized, the number outstanding and the number and percentage of such outstanding shares for each such class owned, directly or indirectly, by any Loan Party or any Subsidiary of any of them.

      "Current Assets" means all assets that would properly be reflected as current assets on a balance sheet for Borrower and its Subsidiaries as of the close of business on the day immediately preceding any date of determination in accordance with GAAP and in a manner consistent with the preparation of the Financial Statements.

      "Current Liabilities" means all liabilities that would properly be reflected as current liabilities on a balance sheet for Borrower and its Subsidiaries as of the close of business on the day immediately preceding any date of determination in accordance with GAAP and in a manner consistent with the preparation of the Financial Statements; provided, however, that "Current Liabilities" shall exclude the principal amount of the Loans then outstanding.

      "Customary Permitted Liens" means, with respect to any Person, any of the following:

      (a) Liens (i) with respect to the payment of taxes, assessments or other governmental charges (other than any Lien imposed by ERISA or Code Section 412) or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above for amounts that are not overdue or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

      (b) (i) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction, or (ii) other rights of setoff or banker's liens in favor of banks or other depository institutions arising in the ordinary course of business;

      (c) pledges or cash deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance, social security or other types of governmental insurance or benefits (other than any Lien imposed by ERISA or Code Section 412), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts or to secure liabilities to insurance carriers, lessors, utilities and other service providers (in each case, other than for the repayment of borrowed money), or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);

      (d) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.1(f) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;

      (e) Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or

(ii) consisting of leases, licenses or subleases (other than Capital Leases) granted by a lessor, licensor or sublessor on its real property in the ordinary course of business that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the use or occupancy of such real property or (y) interfere with the ordinary conduct of the business conducted by the Loan Parties at such real property;

      (f) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, and (iii) for amounts not overdue or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

      (g) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capital Lease), in each case extending only to such personal property;

      (h) licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business that do not, in the aggregate, materially (x) impair the use of such intellectual property or (y) interfere with the ordinary conduct of the business conducted by the Loan Parties with such intellectual property;

      (i) precautionary financing statements filed in connection with operating leases; and

      (j) Liens for the benefit of a seller deemed to attach solely to customary cash earnest money deposits in connection with a letter of intent or acquisition agreement with respect to a Permitted Acquisition.

      "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

      "Disclosure Documents" means, collectively, all documents filed by any Group Member with the United States Securities and Exchange Commission.

      "Dollars" and the sign "$" each mean the lawful money of the United States of America.

      "Domestic Person" means any "United States person" under and as defined in
Section 770l(a)(30) of the Code.

      "Domestic Subsidiary" means any Subsidiary of the Borrower other than an Excluded Foreign Subsidiary.

      "Electronic Transmission" means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or any system used to receive or transmit faxes electronically, or otherwise to or from an E-System or other equivalent service.

      "Environmental Laws" means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of occupational health and safety, human health and safety (with respect to Release of or exposure to Hazardous Materials), the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials

Transportation Act (49 U.S.C. ss.ss. 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.), the Safe Drinking Water Act (42 U.S.C. ss.ss. 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. ss.ss. 13:1K-6 et seq.).

      "Environmental Liabilities" means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, or otherwise, arising under any Environmental Law or in connection with any Release of or exposure to any Hazardous Material, and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.

      "Equity Investors" means the Sponsor, Reservoir Capital Group L.P. and the other Persons purchasing Preferred Stock of Borrower pursuant to the Equity Investment Documents.

      "Equity Investors Equity Investment" means the purchase of Preferred Stock by the Equity Investors from the Borrower for a cash purchase price of no less than $38,500,000.

      "Equity Investors Investment Documents" means each document executed in connection with the Equity Investors Equity Investment, including the Preferred Stock Purchase Agreement, the Certificate of Incorporation and all other agreements, instruments and documents relating thereto.

      "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

      "ERISA Affiliate" means, collectively, any Group Member, and any Person under common control, or treated as a single employer, with any Group Member, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

      "ERISA Event" means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (e) the institution of proceedings to terminate a Title IV

Plan or Multiemployer Plan by the PBGC, (f) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (g) the imposition of a lien under Sections 412 or 430 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (h) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder, (i) the termination of a Title IV Plan described in Section 4064 of ERISA; (j) the termination of a Multiemployer Plan under Section 4041A of ERISA; (k) the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (l) a Title IV Plan is in "at risk status" within the meaning of Code Section 430(i),
(m) a Multiemployer Plan is in "endangered status" or "critical status" within the meaning of Code Section 432(b); (n) an ERISA Affiliate incurs a substantial cessation of operations within the meaning of ERISA Section 4062(e), with respect to a Title IV Plan; or (o) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

      "E-Signature" means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

      "E-System" means any electronic system, including Intralinks(R) and ClearPar(R) and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agents, any of their Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

      "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen) at such time, the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the Administrative Agent in its sole discretion.

      "Eurodollar Rate" means, with respect to any Interest Period and for any Eurodollar Rate Loan, an interest rate per annum determined as the ratio of (a) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Rate Loan to (b) the difference between the number one and the Eurodollar Reserve Requirements with respect to such Interest Period and for such Eurodollar Rate Loan.

      "Eurodollar Rate Loan" means any Loan that bears interest based on the Eurodollar Rate.

      "Eurodollar Reserve Requirements" means, with respect to any Interest Period and for any Eurodollar Rate Loan, a rate per annum equal to the aggregate, without duplication, of the maximum rates (expressed as a decimal number) of reserve requirements in effect two (2) Business Days prior to the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the United States Federal Reserve System.

      "Event of Default" has the meaning specified in Section 9.1.

      "Excess Cash Flow" means, for any period, (a) Consolidated EBITDA of Borrower for such period minus, (b) without duplication, (i) any cash principal payment on the Loans during such period (but only, in the case of payment in respect of Revolving Loans, to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payment) other than any mandatory prepayment required pursuant to Section 2.8(a) because of the existence of Excess Cash Flow or pursuant to Section 2.8(b), (ii) any scheduled cash principal payment made by the Borrower or any of its Subsidiaries during such period on any Capitalized Lease Obligation or other Indebtedness (but only, if such Indebtedness may be reborrowed, to the extent such payment results in a permanent reduction in commitments thereof), (iii) any Capital Expenditure made by Borrower or any of its Subsidiaries, during such period to the extent permitted by this Agreement, excluding the portion thereof financed with long-term Indebtedness (other than the Obligations) or the proceeds of the issuance or sale of Stock by the Borrower, (iv) the Consolidated Cash Interest Expense of Borrower and its Subsidiaries for such period, (v) any cash paid during such period or payable with respect to such period to satisfy obligations for United States federal income taxes or other taxes measured by net income,
(vi) any out-of-pocket costs and expenses of the Sponsor reimbursed in cash by the Borrower to the Sponsor under the Management Agreement during such period,
(vii) any cash paid or payable with respect to such period that is included in the calculation of Consolidated EBITDA pursuant to clauses (b)(vi) and (b)(vii) of the definition thereof, and (viii) any increase in the Working Capital of Borrower during such period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period) (or plus any decrease in the Working Capital of Borrower during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof)), and plus (c) without duplication, to the extent included in the calculation of Consolidated EBITDA pursuant to clause (b)(i) of the definition thereof, any provision for United States federal income taxes or other taxes measured by net income.

      "Excluded Foreign Subsidiary" means any Subsidiary of Borrower that is not a Domestic Person and in respect of which any of (a) the pledge of all of the Stock of such Subsidiary as Collateral for the Obligations, (b) the grant by such Subsidiary of a Lien on any of its property as Collateral for any Obligation of Borrower or any Subsidiary thereof or (c) such Subsidiary incurring Guaranty Obligations with respect to any Obligation of the Borrower or any Domestic Person would, in the good faith judgment of Borrower, result in incremental adverse tax consequences to the Loan Parties and their Subsidiaries; provided, however, that (x) the Agents and Borrower may agree that, despite the foregoing, any such Subsidiary shall not be an "Excluded Foreign Subsidiary" and
(y) no such Subsidiary shall be an "Excluded Foreign Subsidiary" if, with substantially similar tax consequences, such Subsidiary has entered into any Guaranty Obligations with respect to, such Subsidiary has granted a security interest in any of its property to secure, or more than 66% of the Voting Stock of such Subsidiary was pledged to secure, directly or indirectly, any Indebtedness (other than the Obligations) of any Loan Party.

      "Extraordinary Receipts" means any cash received by any Group Member not in the ordinary course of business (and not consisting of proceeds of Sales of assets, Indebtedness or Stock), from (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance (but excluding (x) proceeds of business interruption insurance to the extent of the actual out-of-pocket costs and expenses (including those relating to any damages to property) incurred by such Group Member in connection with the events to which such insurance payments relate and (y) any Property Loss Event), (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments to the extent in excess of the actual out-of-pocket costs and expenses (including those relating to any damages to property) incurred by such Group Member in connection with the events to which such indemnity payments relate, (vii) any purchase price adjustment received in connection with any purchase agreement (other than any working capital adjustment) and any amounts received from escrow arrangements in connection with any purchase agreement, and
(viii) any indemnity payment to the extent in excess of the actual out-of-pockets costs and expenses (including those relating to any damages to property) incurred by such Group Member in connection with the events to which such indemnity payments relate or purchase price or similar adjustment (other than any working capital adjustment) pursuant to the Verizon TRS Acquisition Agreement and Hands On Merger Agreement.

      "Facilities" means (a) the Term Loan Facility and (b) the Revolving Credit Facility.

      "FCC" means the United States Federal Communications Commission or any successor agency thereto.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by the Agents in their sole discretion.

      "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System and any successor thereto.

      "Fee Letter" means the letter agreement, dated as of the Closing Date among Borrower, Churchill and Ableco with respect to certain fees to be paid from time to time to Churchill, Ableco and their Related Persons.

      "Financial Statement" means each financial statement delivered pursuant to
Section 4.4(a) or 6.1.

      "Fiscal Quarter" means each three (3) fiscal month period ending on March 31, June 30, September 30 or December 31.

      "Fiscal Year" means each twelve month period ending on December 31.

      "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.3, all references to "GAAP" shall be to GAAP applied consistently with the principles used in the preparation of the Financial Statements described in Section 4.4(a).

      "GoAmerica Relay" means GoAmerica Relay Services Corp., a Delaware corporation (formerly known as Acquisition 1 Corp.).

      "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

      "Group   Members"   means,   collectively,   Borrower   and  each  of  its
Subsidiaries.

      "Group Members' Accountants" means any nationally-recognized independent registered certified public accountants acceptable to the Agents; provided that each of WithumSmith & Brown, P.C., Grant Thornton LLP, BDO Seidman, LLP, Ernst & Young, PricewaterhouseCoopers, KPMG LLP and Deloitte & Touche LLP shall be deemed to be acceptable to the Agents.

      "Guarantor" means each other Wholly Owned Subsidiary of the Borrower listed on Schedule 4.3 that is not an Excluded Foreign Subsidiary and each other Person that enters into any Guaranty Obligation with respect to any Obligation of any Loan Party. For the avoidance of doubt "Guarantor" shall not refer to Hands On until the effective time of the Hands On Merger.

      "Guaranty and Security Agreement" means a guaranty and security agreement, in substantially the form of Exhibit H, among the Collateral Agent, the Borrower and Guarantors from time to time party thereto.

      "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the "primary obligation") of another Person (the "primary obligor"), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support or assurance to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation (but only to the extent of the value of such property securing such obligation) and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor,
(iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that "Guaranty Obligations" shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business. The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum reasonably anticipated amount for which such Person may be liable under such Guaranty Obligation.

      "Hands On" means Hands On Video Relay Services, Inc., a Delaware corporation.

      "Hands On Merger" has the meaning specified in clause (ii) of the definition of Acquisition.

      "Hands On Merger Agreement" means the Agreement and Plan of Merger, dated as of September, 12, 2007, as amended by the letter agreements dated September 17, 2007, October 8, 2007, October 11, 2007, November 6, 2007, December 31, 2007
and January 8, 2008, by and among Borrower, Merger Sub, Hands On and Bill M. McDonagh, as stockholders' agent.

      "Hazardous Material" means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant, including mold, mildew, petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

      "Hedging Agreement" means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.

      "Inactive  Subsidiaries"  means,  collectively (a)  Hotpaper.com,  Inc., a
Delaware   corporation;   (b)  Outback   Resource  Group,   Inc.,  a  California
corporation; and (c) HOSLS Acquisition Corporation, a California corporation.

      "Indebtedness" of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments,
(c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers' acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation), (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are unsecured and not overdue by more than 120 days unless being contested in good faith, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations and the net present value (discounted at the Base Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value, or pay any dividends or other amounts with respect to, any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof), in each case, prior to the date that is one year after the Scheduled Term Loan Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends (excluding, at any time on or prior to the ninetieth (90th) day after the Closing Date, the Preferred Stock outstanding on the Closing
Date), (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination, and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i); above shall constitute "Indebtedness" of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person's property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a

Lien. Any amount of any Indebtedness for which recourse is expressly limited to a specific asset shall be limited to the fair market value of such asset.

      "Indemnified Matter" has the meaning specified in Section 11.4.

      "Indemnitee" has the meaning specified in Section 11.4.

      "Initial Projections" means those financial projections covering the Fiscal Years ending in 2008 through 2013, delivered to the Agents by Borrower prior to the date hereof and attached hereto as Exhibit J.

      "Intellectual Property" means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

      "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Closing Date, substantially in the form of Exhibit I, among the Administrative Agent, Collateral Agent and the Second Lien Administrative Agent and acknowledged by the Borrower and the other Loan Parties.

      "Interest Period" means, with respect to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan or, if such loan is continued, on the last day of the immediately preceding Interest Period therefor and, in each case, ending 1, 2, 3 or 6 months thereafter, as selected by the Borrower pursuant hereto; provided, however, that (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month,
(c) the Borrower may not select any Interest Period (i) in the case of Revolving Loans, ending after the Scheduled Revolving Credit Termination Date and (ii) in the case of Term Loans, ending after the Scheduled Term Loan Maturity Date, (d) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $100,000 or integral multiples of $50,000 and (e) there shall be outstanding at any one time no more than five (5) Interest Periods.

      "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

      "Internet Domain Names" means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

      "Investment"  means,  with respect to any Person,  directly or indirectly,
(a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in, including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, or (d) to make, directly or indirectly, any contribution to the capital of any other Person.

      "IP Ancillary Rights" means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

      "IP  License"  means  all  Contractual  Obligations  (and all  related  IP
Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property.

      "IRS" means the Internal Revenue Service of the United States and any successor thereto.

      "Issue" means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms "Issued" and "Issuance" have correlative meanings.

      "L/C Cash Collateral Account" means any Cash Collateral Account (a) specifically designated as such by the Borrower in a notice to the Agents and
(b) from and after the effectiveness of such notice, not containing any funds other than those required under the Loan Documents to be placed therein.

      "L/C Issuer" means each Person that hereafter becomes an L/C Issuer with the approval of, and pursuant to an agreement with and in form and substance satisfactory to, the Agents and the Borrower, in each case in their capacity as L/C Issuers hereunder and together with their successors. Unless and until a Person becomes an L/C Issuer hereunder in accordance with this definition none of the Agents or Lenders shall have any obligation to issue Letters of Credit or participate in Letter of Credit Obligations hereunder.

      "L/C Obligations"  means, for any Letter of Credit at any time, the sum of
(a) the L/C Reimbursement Obligations at such time for such Letter of Credit and
(b) the aggregate maximum undrawn face amount of such Letter of Credit outstanding at such time.

      "L/C Reimbursement Agreement" has the meaning specified in Section 2.4(a).

      "L/C Reimbursement Date" has the meaning specified in Section 2.4(e).

      "L/C Reimbursement Obligation" means, for any Letter of Credit, the obligation of the Borrower to the L/C Issuer thereof, as and when matured, to pay all amounts drawn under such Letter of Credit.

      "L/C Request" has the meaning specified in Section 2.4(b).

      "L/C Sublimit" means $3,500,000.

      "Lender" means, collectively, the Swingline Lender and any other financial institution or other Person that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto pursuant to Section
11.2 by execution of an Assignment, in each case together with its successors.

      "Letter of Credit" means any letter of credit Issued pursuant to Section 2.4.

      "Liabilities" means all claims, actions, suits, judgments, damages, losses, liability, obligations, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

      "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

      "Loan" means any loan made or deemed made by any Lender hereunder.

      "Loan Documents" means, collectively, this Agreement, any Notes, the Guaranty and Security Agreement, the Intercreditor Agreement, the Mortgages, the Control Agreements, the Fee Letter, the L/C Reimbursement Agreements, the Secured Hedging Agreements and, when executed, each document executed by a Loan Party and delivered to the Administrative Agent, any Lender or any L/C Issuer in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.

      "Loan Party" means the Borrower and each Guarantor.

      "Management Agreement" means the Expense Reimbursement Agreement, dated as of the Closing Date between Borrower and Sponsor.

      "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, operations or property of the Borrower or of the Group Members, taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document and
(c) the validity or enforceability of any Loan Document or the rights and remedies of the Agents, the Lenders and the other Secured Parties under any Loan Document.

      "Material Contract" means the Stellar Nordia Managed Services Agreement, the Verizon Facilities Use Agreement, Verizon IP Licensing Agreement, Verizon Transition Services Agreement and all other contracts or agreements to which any Group Member is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The term "Material Contract" does not include the Loan Documents or the Second Lien Loan Documents.

      "Material  Environmental   Liabilities"  means  Environmental  Liabilities
exceeding $250,000 in the aggregate.

      "Material Intellectual Property" means Intellectual Property that is owned by or licensed to a Group Member and is material to the conduct of any of the Group Member's business or, with respect to Intellectual Property that is licensed to a Group Member, would require payments in excess of $250,000 per annum for the license thereof.

      "Merger Sub" means HOVRS Acquisition Corporation, a Delaware corporation.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage" means any mortgage, deed of trust or other document executed or required herein to be executed by any Loan Party and granting a security interest over real property in favor of the Collateral Agent as security for the Obligations.

      "Mortgage Supporting Documents" means, with respect to any Mortgage for a parcel of owned real property, each document (including title policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein), maps, ALTA (or TLTA, if applicable) as-built surveys (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Administrative Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Agents), environmental assessments and reports and evidence regarding recording and payment of fees, insurance premium and taxes) that the Agents may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid lien on such parcel of real property in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens or other Liens as the Agents may approve.

      "Multiemployer Plan" means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate is making, is obligated to make or has made or been obligated to make within the last six (6) years, contributions on behalf of participants who are or were employed or otherwise has any obligation or liability, contingent or otherwise.

      "Net Cash Proceeds" means proceeds received in cash from (a) any Sale of, or Property Loss Event with respect to, property, net of (i) the customary cash costs, fees and expenses paid or required to be paid in connection therewith,
(ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and Indebtedness owing to any Group Member) secured by the property subject thereto (iv) amounts of any reserves established as required by GAAP against liabilities in connection with such Sale or Property Loss Event so long as such reserves are maintained or (b) any sale or issuance of Stock or incurrence of Indebtedness, in each case net of brokers', advisors' and investment banking fees and other customary underwriting discounts, transfer taxes paid or payable in connection therewith, commissions and other customary cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, however, that any such proceeds received by any Subsidiary of Borrower that is not a Wholly Owned Subsidiary of Borrower shall constitute "Net Cash Proceeds" only to the extent of the aggregate direct and indirect beneficial ownership interest of Borrower therein.

      "Non-Funding Lender" has the meaning specified in Section 2.2(c).

      "Non-U.S. Lender Party" means each of the Agents, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a Domestic Person.

      "Note" means a promissory note of the Borrower, in substantially the form of Exhibit B, payable to the order of a Lender in any Facility in a principal amount equal to the amount of such Lender's Commitment under such Facility (or, in the case of the Term Loan Facility, the aggregate initial principal amount of the Term Loans made by such Lender).

      "Notice of Borrowing" has the meaning specified in Section 2.2.

      "Notice of  Conversion  or  Continuation"  has the  meaning  specified  in
Section 2.10.

      "Obligations" means, with respect to any Loan Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Loan Party to the Agents, any Lender, any L/C Issuer, any other Indemnitee, any participant, any SPV or any Secured Hedging Counterparty arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Loan Party is the Borrower, all Loans and L/C Obligations, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including reasonable fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Loan Party pursuant to any Loan Document (including those payable to L/C Issuers as described in Section 2.11).

      "Other Taxes" has the meaning specified in Section 2.17(c).

      "Participant Register" has the meaning specified in Section 2.14(a).

      "Patents" means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

      "Payoff Debt" means the Indebtedness described on Schedule 8.1B which shall be paid in full (other than contingent indemnification obligations as to which no claim has been asserted) on the Closing Date.

      "Payoff Debt Documents" means the credit agreement, indenture or other documents evidencing or governing the Payoff Debt.

      "PBGC" means the United States Pension Benefit Guaranty Corporation and any successor thereto.

      "Pension  Plan" means an  "employee  benefit  pension  plan"  described in
Section 3(2) of ERISA.

      "Permit" means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Permitted Acquisition" means any Proposed Acquisition satisfying each of the following conditions: (a) the aggregate amounts payable in connection with, and other consideration for (in each case, including all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of Borrower and the Proposed Acquisition Target and including any "earnout" and similar payment obligations), such Proposed Acquisition and all other Permitted Acquisitions (other than the Acquisition) consummated on or prior to the date of the consummation of such Proposed Acquisition ("Purchase Price") shall not exceed the following amounts (A) excluding any portion of the Purchase Price paid through the issuance of Stock of the Borrower, for any one Permitted Acquisition (other than the acquisition identified on Schedule P-1 hereto so long as it is consummated in 2008), $5,000,000 for the Fiscal Year ending December 31, 2008, $7,500,000 for the Fiscal Year ending December 31, 2009, and thereafter $10,000,000, (B) excluding any portion of the Purchase Price paid through the issuance of Stock of the Borrower, in the aggregate for all Permitted Acquisitions consummated after the Closing Date, the sum of (1) $10,000,000, and (2) if the Consolidated EBITDA of the Borrower exceeds $20,000,000 for any twelve-month period beginning after the Closing Date, 50% of the aggregate Excess Cash Flow for the period after the Closing Date to the end of the latest Fiscal Quarter, and (C) including any portion of the Purchase Price paid through the issuance of Stock of the Borrower, for any one Permitted Acquisition, $20,000,000, (b) the Agents shall have received reasonable advance notice of such Proposed Acquisition including a reasonably detailed description thereof at least 15 days prior to the consummation of such Proposed Acquisition (or such later date as may be agreed by the Agents) and on or prior to the date of such Proposed Acquisition, the Agents shall have received copies of the acquisition agreement and related Contractual Obligations and other documents (including financial information and analysis, environmental assessments and reports, opinions and certificates, if any, and lien searches) and information reasonably requested by the Agents, (c) as of the date of consummation of any transaction as part of such Proposed Acquisition and after giving effect to all transactions to occur on such date as part of such Proposed Acquisition, all conditions set forth in Section 3.2(b) shall be satisfied, (d) such Proposed Acquisition shall only involve assets primarily located in the United States and comprising a business, or those assets of a business, or substantially of the type engaged in by the Loan Parties as of the Closing Date and reasonable extensions thereof, (e) the Proposed Acquisition Target shall not be projected to incur an operating loss for the one year period following the date of the Proposed Acquisition, as determined based upon the Acquisition Pro Forma for such Proposed Acquisition, (f) at or prior to the closing of any Proposed Acquisition, the Collateral Agent will be granted a first priority perfected Lien in all assets acquired pursuant thereto or in the assets and Stock of the Proposed Acquisition Target to the extent required under Section 7.10, and Loan Parties shall have executed such documents and taken such actions as may be reasonably required by the Agents in connection therewith, and (g) the Borrower shall have delivered to the Agents and Lenders, in form and substance reasonably satisfactory to Agents:

      (1) a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Proposed Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that, on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder (after giving effect to such Proposed Acquisition and all Loans funded in connection therewith as if made on the first day of such period), the Borrower would have been in compliance with the financial covenants set forth in Article V;

      (2) for any one Permitted Acquisition having a Purchase Price in excess of $4,000,000, updated versions of the most recently delivered Projections covering the 3 year period commencing on the date of such Proposed Acquisition and otherwise prepared in accordance with the Projections (the "Acquisition Projections") and based upon historical financial data of a recent date reasonably satisfactory to Agents, taking into account such Proposed Acquisition; and

      (3) a certificate of a senior financial officer of the Borrower to the effect that: (x) the Acquisition Pro Forma fairly presents in all material respects the financial condition of the Borrower and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Proposed Acquisition, (y) the Acquisition Projections are reasonable good faith estimates by management of the Borrower of the future financial performance of the Borrower and its Subsidiaries subsequent to the date thereof based upon the historical performance of Borrower and its Subsidiaries and based upon available information for the Proposed Acquisition Target and show, based on such Projections, that Borrower and its Subsidiaries shall continue to be in compliance with the financial covenants set forth in Article V for the twelve-month period thereafter, and (z) Borrower and its Subsidiaries have completed their due diligence investigation with respect to the Proposed Acquisition Target and such Proposed Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agents and Lenders.

      "Permitted Indebtedness" means any Indebtedness of any Group Member that is not prohibited by Section 8.1 or any other provision of any Loan Document.

      "Permitted Investment" means any Investment of any Group Member that is not prohibited by Section 8.3 or any other provision of any Loan Document.

      "Permitted Lien" means any Lien on or with respect to the property of any Group Member that is not prohibited by Section 8.2 or any other provision of any Loan Document.

      "Permitted Refinancing" means Indebtedness constituting a refinancing, extension of maturity or other modifications of the terms of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness (plus the amount of any premiums or penalties and accrued unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such Indebtedness being refinanced) outstanding at the time of such refinancing or extension, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) no shorter than that of such

Permitted Indebtedness, (c) is not entered into as part of a Sale and Leaseback transaction, (d) is not secured by any property or any Lien other than those securing such Permitted Indebtedness (and with respect to any Permitted Refinancing of the Second Lien Term Loans is subject to the Intercreditor Agreement) and (e) taken as a whole, is otherwise no less favorable in any material respect to the Group Members, than those of such Permitted Indebtedness; provided, however, that, notwithstanding the foregoing, (x) the terms of such Permitted Indebtedness may be modified as part of such Permitted Refinancing if such modification would have been permitted pursuant to Section
8.11 and (y) no Guaranty Obligation for such Indebtedness shall constitute part of such Permitted Refinancing unless similar Guaranty Obligations with respect to such Permitted Indebtedness existed and constituted Permitted Indebtedness prior to such refinancing or extension.

      "Permitted Reinvestment" means, with respect to the Net Cash Proceeds of any Sale or Property Loss Event, to acquire (or make Capital Expenditures to finance the acquisition, repair, improvement or construction of), to the extent not prohibited hereunder, property useful in the business of the Borrower or any of its Subsidiaries or, if such Property Loss Event involves loss or damage to property, to repair such loss or damage or replace such lost or damaged property.

      "Person" means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

      "Preferred Stock" means the Series A Preferred Stock (par value $0.01 per share) of the Borrower.

      "Preferred Stock Purchase Agreement" means the Amended and Restated Preferred Stock Purchase Agreement, dated September 12, 2007, as amended by the letter agreement dated January 1, 2008, and Amendment No. 1, dated January 10, 2008, by and among the Borrower and the Equity Investors.

      "Pro Forma Balance Sheet" has the meaning specified in Section 4.4(d).

      "Pro Forma Basis" means, with respect to any determination for any period and any Pro Forma Transaction, that such determination shall be made by giving pro forma effect to each such Pro Forma Transaction, as if each such Pro Forma Transaction had been consummated on the first day of such period, based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in detail in the relevant Compliance Certificate, Financial Statement or other document provided to the Agents or any Lender in connection herewith in accordance with Regulation S-X of the Securities Act of 1933.

      "Pro Forma Transaction" means any transaction consummated as part of any Permitted Acquisition, together with each other transaction relating thereto and consummated in connection therewith, including any incurrence or repayment of Indebtedness.

      "Projections"  means,  collectively,   the  Initial  Projections  and  any
document delivered pursuant to Section 6.1(f).

      "Property Loss Event" means, with respect to any property, any loss of or damage to such property or any taking of such property or condemnation thereof.

      "Proposed Acquisition" means (a) any proposed acquisition that is consensual and approved by the board of directors (or other applicable governing body) of the applicable Proposed Acquisition Target, of all or substantially all of the assets or Stock of such Proposed Acquisition Target by the Borrower or any Subsidiary (that is a Loan Party) of the Borrower or (b) any proposed merger of any Proposed Acquisition Target with or into the Borrower or any Subsidiary (that is a Loan Party) of the Borrower (and, in the case of a merger with the Borrower, with the Borrower being the surviving corporation).

      "Proposed Acquisition Target" means any Person or any brand, line of business, division, branch, operating division or other unit operation of any Person.

      "Pro Rata Outstandings" of any Lender at any time means (a) in the case of the Term Loan Facility, the outstanding principal amount of the Term Loans owing to such Lender and (b) in the case of the Revolving Credit Facility, the sum of
(i) the outstanding principal amount of Revolving Loans owing to such Lender and
(ii) the amount of the participation of such Lender in the L/C Obligations outstanding with respect to all Letters of Credit.

      "Pro Rata Share" means, with respect to any Lender and any Facility or Facilities at any time, the percentage obtained by dividing (a) the sum of the Commitments (or, if such Commitments in any such Facility are terminated, the Pro Rata Outstandings therein) of such Lender then in effect under such Facilities by (b) the sum of the Commitments (or, if such Commitments in any such Facility are terminated, the Pro Rata Outstandings therein) of all Lenders then in effect under such Facilities; provided, however, that, if there are no Commitments and no Pro Rata Outstandings in any of such Facilities, such Lender's Pro Rata Share in such Facilities shall be determined based on the Pro Rata Share in such Facilities most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to Section 2.18.

      "Register" has the meaning specified in Section 2.14(b).

      "Registered Loan" has the meaning specified in Section 2.14(c).

      "Regulatory Authority" has the meaning specified in Section 4.24.

      "Regulatory Permits" has the meaning specified in Section 4.24.

      "Reinvestment Prepayment Amount" means, with respect to any Net Cash Proceeds on the Reinvestment Prepayment Date therefor, the amount of such Net Cash Proceeds less any amount paid or required to be paid by any Group Member to make Permitted Reinvestments with such Net Cash Proceeds pursuant to a Contractual Obligation entered into prior to such Reinvestment Prepayment Date with any Person that is not an Affiliate of the Borrower.

      "Reinvestment Prepayment Date" means, with respect to any portion of any Net Cash Proceeds of any Sale or Property Loss Event, the earliest of (a) the 180th day after the completion of the portion of such Sale or Property Loss Event corresponding to such Net Cash Proceeds, (b) the date that is five (5) Business Days after the date on which the Borrower shall have notified the Agents of the Borrower's determination not to make Permitted Reinvestments with such Net Cash Proceeds and (c) five (5) Business Days after the delivery of a notice by the Agents or the Required Lenders to the Borrower during the continuance of any Event of Default.

      "Related Documents" means, collectively, the Acquisition Documents, the Second Lien Loan Documents, the Equity Investors Investment Documents, the Management Agreement each payoff letter with respect to the Payoff Debt executed and delivered to the Agents in connection with Section 3.1(d) and each other document executed with respect to any of the foregoing or any Related Transaction (including any employment, consulting or similar agreement with any member of senior management).

      "Related Party Assignment" has the meaning specified in Section 11.2(c).

      "Related Party Register" has the meaning specified in Section 2.14(b).

      "Related Person" means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person are the Agents, each other Person or individual designated, nominated or otherwise mandated by or helping the Agents pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document.

      "Related Transactions" means, collectively, the consummation of the Acquisition, the entering into of the Second Lien Loan Documents and the borrowing of the Second Lien Term Loans thereunder, the consummation of the Equity Investors Equity Investment, the refinancing of the Payoff Debt, the execution and delivery of all Related Documents and the payment of all related fees, costs and expenses.

      "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

      "Remedial Action" means all actions required under applicable Environmental Laws to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

      "Required Lenders" means, at any time, Lenders having at such time in excess of 50% of the sum of the aggregate Revolving Credit Commitments (or, if such Commitments are terminated, the sum of the amounts of the participations in Swing Loans, the principal amount of unparticipated portions of the Swing Loans and the Pro Rata Outstandings in the Revolving Credit Facility) and Term Loan Commitments (or, if such Commitments are terminated, the Pro Rata Outstandings in the Term Loan Facility) then in effect, ignoring, in such calculation, the amounts held by any Non-Funding Lender; provided that so long as (i) Churchill has not assigned or transferred more than 25% in the aggregate of its outstanding Commitments held on the Closing Date (excluding transfers to its Affiliates and Related Funds) "Requisite Lenders" shall include Churchill and
(ii) Ableco has not assigned or transferred more than 25% in the aggregate of its outstanding Commitments held on the Closing Date (excluding transfers to its Affiliates and Related Funds) "Requisite Lenders" shall include Ableco.

      "Required Revolving Credit Lenders" means, at any time, Revolving Credit Lenders having at such time in excess of 50% of the aggregate Revolving Credit Commitments (or, if such Commitments are terminated, the sum of the amounts of the participations in Swing Loans, the principal amount of the unparticipated portions of the Swing Loans and the Pro Rata Outstandings in the Revolving Credit Facility) then in effect, ignoring, in such calculation, the amounts held by any Non-Funding Lender; provided that so long as (i) Churchill has not assigned or transferred more than 25% in the aggregate of its outstanding Commitments held on the Closing Date (excluding transfers to its Affiliates and Related Funds) "Required Revolving Credit Lenders" shall include Churchill and
(ii) Ableco has not assigned or transferred more than 25% in the aggregate of its outstanding Commitments held on the Closing Date (excluding transfers to its Affiliates and Related Funds) "Required Revolving Credit Lenders" shall include Ableco.

      "Requirements of Law" means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees
(including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer" means, with respect to any Person, any of the president, chief executive officer, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and, with respect to the Corporate Chart and other documents delivered pursuant to Section 6.1(e), documents delivered on the Closing Date and documents delivered pursuant to Section 7.10, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person.

      "Restricted Payment" means (a) any dividend, return of capital, distribution or any other payment, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property, on account of any Stock or Stock Equivalent of any Group Member, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent,
(b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of any Group Member, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise and (c) any payment of a consulting or management fee (or other fee of a similar nature) or out-of-pocket expenses in connection therewith by any Group Member to any holder of Stock of such Group Member or its Affiliates.

      "Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant.

      "Revolver Availability" means, as of any date of determination, the amount by which the then effective aggregate Revolving Credit Commitments exceeds the aggregate Revolving Credit Outstandings at such time.

      "Revolving Credit Commitment" means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings, which commitment is in the amount set forth opposite such Revolving Credit Lender's name on
Schedule I under the caption "Revolving Credit Commitment", as amended, to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Revolving Credit Commitments on the date hereof equals $15,000,000.

      "Revolving Credit Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

      "Revolving Credit Lender" means each Lender that has a Revolving Credit Commitment, holds a Revolving Loan or participates in any Swing Loan or Letter of Credit.

      "Revolving Credit Outstandings" means, at any time, the sum of, in each case to the extent outstanding at such time, (a) the aggregate principal amount of the Revolving Loans and Swing Loans and (b) the L/C Obligations for all Letters of Credit.

      "Revolving Credit Termination Date" means the earliest of (a) the Scheduled Revolving Credit Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or 9.2 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.

      "Revolving Loan" has the meaning specified in Section 2.1.

      "S&P" means Standard & Poor's Rating Services.

      "Sale and Leaseback Transaction" means, with respect to any Person (the "obligor"), any Contractual Obligation or other arrangement with any other
Person (the "counterparty") consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

      "Sales Disclosure Materials" has the meaning specified in Section 4.24.

      "Scheduled Revolving Credit Termination Date" means January 10, 2013.

      "Scheduled Term Loan Maturity Date" means January 10, 2014.

      "Second Lien Administrative Agent" means Clearlake, in its capacity as administrative agent for the secured parties under the Second Lien Loan Documents, or any successor administrative agent in accordance with the terms thereof.

      "Second Lien Credit Agreement" means the Second Lien Credit Agreement, dated as of the date hereof, among the Borrower, the Second Lien Administrative Agent, and the other agents and lenders party thereto.

      "Second Lien Loan Documents" means the Second Lien Credit Agreement and the related guarantees, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the Second Lien Credit Agreement.

      "Second Lien Term Loans" means the term loans in an aggregate principal amount of $30,000,000 made to the Borrower on the Closing Date pursuant to the Second Lien Credit Agreement.

      "Secured Hedging Agreement" means any Hedging Agreement that (a) has been entered into with a Secured Hedging Counterparty, and (b) meets the requirements of Section 8.1(e).

      "Secured Hedging Counterparty" means (a) a Person who has entered into a Hedging Agreement with a Loan Party if such Hedging Agreement was provided or arranged by an Agent or an Affiliate of an Agent or, with the approval of the Agents, a Lender or an Affiliate of a Lender, and any assignee of such Person or
(b) with the approval of the Agents, a Lender or an Affiliate of a Lender who has entered into a Hedging Agreement with a Loan Party (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of the Hedging Agreement).

      "Secured Parties" means the Lenders, the L/C Issuers, the Agents, any Secured Hedging Counterparty, each other Indemnitee and any other holder of any Obligation of any Loan Party.

      "Security" means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

      "Sell" means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun "Sale" have correlative meanings.

      "Solvent" means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Sponsor" means CCP A, L.P., a Delaware limited partnership.

      "SPV" means any special purpose funding vehicle identified as such in a writing by any Lender to the Agents.

      "SPV Register" has the meaning specified in Section 2.14(a).

      "Stellar Nordia Managed Services Agreement" means the Managed Services Agreement, dated August 1, 2007, between Stellar Nordia Services LLC and GoAmerica Relay, as amended by Amendment No.1, dated October 18, 2007, and the Amendment thereto dated November 13, 2007.

      "Stock" means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

      "Stock Equivalents" means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

      "Subordinated Debt" means any Indebtedness that is subordinated to the payment in full of the Obligations on terms and conditions satisfactory to the Agents.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

      "Substitute Lender" has the meaning specified in Section 2.18(a).

      "SWDA" means the Solid Waste Disposal Act (42 U.S.C. ss.ss. 6901 et seq.).

      "Swingline Commitment" means $1,000,000.

      "Swingline Lender" means, each in its capacity as Swingline Lender hereunder, Churchill or, upon the resignation of Churchill as Administrative Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of the Agents (or, if there is no such successor Administrative Agent, the Required Lenders) and the Borrower, to act as the Swingline Lender hereunder.

      "Swingline Request" has the meaning specified in Section 2.3(b).

      "Swing Loan" has the meaning specified in Section 2.3.

      "Tax Affiliate" means, (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.

      "Tax Return" has the meaning specified in Section 4.8.

      "Taxes" has the meaning specified in Section 2.17(a).

      "Term Loan" has the meaning specified in Section 2.1(b).

      "Term Loan Commitment" means, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make Term Loans to the Borrower, which commitment is in the amount set forth opposite such Term Loan Lender's name on
Schedule  I
under the caption "Term Loan Commitment", as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Term Loan Commitments on the date hereof equals $40,000,000.

      "Term Loan Facility" means the Term Loan Commitments and the provisions herein related to the Term Loans.

      "Term Loan Lender" means each Term Loan Lender that has a Term Loan Commitment or that holds a Term Loan.

      "Title IV Plan" means a Pension Plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate maintains, sponsors or contributes to or has maintained, sponsored or contributed to within the last six (6) years or otherwise has any obligation or liability, contingent or otherwise.

      "T-Mobile"  means  T-Mobile  USA,  Inc.,  a  Delaware  corporation,  d/b/a
T-Mobile.

      "T-Mobile Agreement" means the National Premier Dealer Agreement, dated May 1, 2005, between T-Mobile, and GoAmerica Communications Corp., as amended by letter agreements dated March 31, 2006 and May 1, 2007.

      "Trademarks" means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

      "Trade Secrets" means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets know-how and other confidential or proprietary technical, business and other information, including manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing, and cost information, business and marketing plans, customer and supplier lists and information, and all rights in any jurisdiction to limit the use or disclosure thereof.

      "UCC" means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

      "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued, but only to the extent such liabilities could reasonably be expected to have a Material Adverse Effect) that could be avoided by any Group Member or any ERISA Affiliate as a result of such transaction.

      "United States" means the United States of America.

      "Unused Commitment Fee" has the meaning specified in Section 2.11.

      "U.S. Lender Party" means each of the Agents, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a Domestic Person.

      "Verizon" means MCI Communications Services, Inc., a Delaware corporation.

      "Verizon Facilities Use Agreement" means the Facilities Use Agreement, dated as of Closing Date, by and between Verizon and GoAmerica Relay.

      "Verizon IP Licensing Agreement" means the Transitional Use Intellectual Property License Agreement, dated as of the Closing Date, by and between Verizon and GoAmerica Relay.

      "Verizon Transition Services Agreement" means the Transition Services Agreement, dated as of the Closing Date, by and between Verizon, d/b/a Verizon Business Services and GoAmerica Relay.

      "Verizon TRS Acquisition" has the meaning specified in clause (i) of the definition of Acquisition.

      "Verizon TRS Acquisition Agreement" means the Asset Purchase Agreement, dated August 1, 2007, by and between Verizon and GoAmerica Relay, as amended by Amendment No. 1 thereto, dated as of November 21, 2007 and Amendment No. 2 thereto, dated as of January 1, 2008.

      "Verizon TRS Division" means certain of the assets used by Verizon in providing state relay services, Internet Protocol relay services and video relay services.

      "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

      "Welfare Plan" means a Benefit Plan described in Section 3(i) of ERISA.

      "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director's qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.

      "Withdrawal Liability" means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

      "Working Capital" means on a consolidated basis, (i) all Current Assets (other than cash and Cash Equivalents) of Borrower and its Subsidiaries, minus
(ii) all Current Liabilities of Borrower and its Subsidiaries.

      Section 1.2 UCC Terms. The following terms have the meanings given to them in the applicable UCC: "chattel paper", "commodity account", "commodity contract", "commodity intermediary", "deposit account", "entitlement holder", "entitlement order", "equipment",

"financial asset", "general intangible", "goods", "instruments", "inventory", "securities account", "securities intermediary" and "security entitlement".

      Section 1.3 Accounting Terms and Principles. (a) GAAP. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by Borrower shall be given effect if such change would affect a calculation that measures compliance with any provision of Article V or VIII unless the Borrower, the Agents and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.

            (b) Pro Forma. All components of financial calculations made to determine compliance with Article V shall be adjusted on a Pro Forma Basis to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Pro Forma Transaction consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower based on assumptions expressed therein and that were reasonable based on the information available to the Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

      Section 1.4 Payments. The Administrative Agent may set up reasonable standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Loan Party or any L/C Issuer. Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or Loan Party and no other currency conversion shall change or release any obligation of any Loan Party or of any Secured Party (other than the Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

      Section 1.5 Interpretation. (a) Certain Terms. Except as set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term "property", which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property). The terms "herein", "hereof" and similar terms refer to this Agreement as a whole. In the computation of periods of time from a specified date to a later specified date in any Loan Document, the term "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including." In any other case, the term "including" when used in any Loan Document means "including without limitation." The term "documents" means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports. The term "incur" means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms "incurrence" and "incurred" and similar derivatives shall have correlative meanings.

            (b) Certain References. Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Loan Document, to (A) any agreement shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of any Secured Party or the Loan Parties required therefor is not obtained, any modification, amendment, restatement or amendment and restatement to any term of such agreement, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (C) any time of day shall be a reference to New York time. Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

                                   ARTICLE II

                                 THE FACILITIES

      Section 2.1 The Commitments. (a) Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender, severally but not jointly, agrees to make loans in Dollars (each a "Revolving Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender's Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Lender's Pro Rata Share of the amount by which the then effective Revolving Credit Commitments exceeds the aggregate Revolving Credit Outstandings owed to such Lender at such time. Within the limits set forth in the first sentence of this clause (a), amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

            (b) Term Loan Commitments. On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender, severally but not jointly, agrees to make a loan (each a "Term Loan") in Dollars to the Borrower on the Closing Date, in an amount not to exceed such Lender's Term Loan Commitment. Amounts of Term Loans repaid may not be reborrowed. The aggregate amount of the Term Loan Commitments on the Closing Date equals $40,000,000.

      Section 2.2 Borrowing Procedures. (a) Notice From the Borrower. Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 12:00 p.m. on (i) the first Business Day, in the case of a Borrowing of Base Rate Loans and (ii) the third Business Day, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing; provided, however, that the Borrower may not request a Eurodollar Rate Loan until the third Business Day after the Closing Date. Each such notice may be made in a writing substantially in the form of Exhibit C (a "Notice of Borrowing") duly completed or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Borrowing, with such a Notice of Borrowing. Loans shall be made as Base Rate Loans unless, outside of a suspension period pursuant to Section 2.15, the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Borrowing shall be in a minimum amount of $750,000 and integral multiples of $50,000 in excess thereof.

            (b) Notice to Each Lender. The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, prompt notice of the applicable interest rate. Each Lender shall, before 11:00 a.m. on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.11, such Lender's Pro Rata Share of such proposed Borrowing. Upon fulfillment or due waiver (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 and (ii) on the Closing Date and any time thereafter, of the applicable conditions set forth in Section 3.2, the Administrative Agent shall make such funds available to the Borrower.

            (c) Non-Funding Lenders.  Unless the Administrative Agent shall have received notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to any Loan or any participation in any Swing Loan or Letter of Credit that such Lender will not make such payment (or any portion thereof) available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such payment available to the Administrative Agent on the date such payment is required to be made in accordance with this Article II and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. The Borrower agrees to repay to the Administrative Agent, within two (2) Business Days of demand, such amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable to the Obligation that would have been created when the Administrative Agent made available such amount to the Borrower had such Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Lender of any obligation it may have to the Borrower, the Swingline Lender or any L/C Issuer. In addition, any Lender that shall not have made available to the Administrative Agent any portion of any payment described above (any such Lender, a "Non-Funding Lender") agrees to pay such amount to the Administrative Agent on demand together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for the first Business Day and thereafter (i) in the case of a payment in respect of a Loan, at the interest rate applicable at the time to such Loan and (ii) otherwise, at the interest rate applicable to Base Rate Loans under the Revolving Credit Facility. Such repayment shall then constitute the funding of the corresponding Loan (including any Loan deemed to have been made hereunder with such payment) or participation. The existence of any Non-Funding Lender shall not relieve any other Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Non-Funding Lender to make any payment required under any Loan Document.

            Section 2.3 Swing Loans. (a) Availability. On the terms and subject to the conditions contained in this Agreement, the Swingline Lender may, in its sole discretion, make loans in Dollars (each a "Swing Loan") available to the Borrower under the Revolving Credit Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Revolving Credit Commitments and (y) in the period commencing on the first Business Day after it receives notice from the Administrative Agent or the Required Revolving Credit Lenders that one or more of the conditions precedent contained in Section 3.2 are not satisfied and ending when such conditions are satisfied or duly waived. In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in

Section 3.2 have been satisfied or waived. Each Swing Loan shall be a Base Rate Loan and must be repaid in full on the earliest of (i) the funding date of any Borrowing of Revolving Loans and (ii) the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

            (b) Borrowing Procedures. In order to request a Swing Loan, the Borrower shall give to the Administrative Agent a notice to be received not later than 11:00 a.m. on the first Business Day prior to date of the proposed borrowing, which may be made in a writing substantially in the form of Exhibit D duly completed (a "Swingline Request") or by telephone if confirmed promptly but, in any event, prior to such borrowing, with such a Swingline Request. In addition, if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Swing Line Lender may, notwithstanding anything else to the contrary in
Section 2.2, make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing on the date requested in such Notice of Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. The Administrative Agent shall promptly notify the Swingline Lender of the details of the requested Swing Loan. Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swing Loan available to the Borrower by making the proceeds thereof available to the Administrative Agent and, in turn, the Administrative Agent shall make such proceeds available to the Borrower on the date set forth in the relevant Swingline Request.

            (c) Refinancing Swing Loans. The Swingline Lender may at any time forward a demand to the Administrative Agent (which the Administrative Agent shall, upon receipt, forward to each Revolving Credit Lender) that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Share of all or a portion of the outstanding Swing Loans. Each Revolving Credit Lender shall pay such Pro Rata Share to the Administrative Agent for the account of the Swingline Lender. Upon receipt by the Administrative Agent of such payment (other than during the continuation of any Event of Default under Section 9.1(e)), such Revolving Credit Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt of such payment by the Swingline Lender from the Administrative Agent, the Borrower shall be deemed to have used in whole to refinance such Swing Loan. In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under Section 9.1(e), each Revolving Credit Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender's Pro Rata Share of such Swing Loan. If any payment made by any Revolving Credit Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Revolving Credit Lender of such participation. Such participation shall not be otherwise required to be funded. Upon receipt by the Swingline Lender of any payment from any Revolving Credit Lender pursuant to this clause (c) with respect to any portion of any Swing Loan, the Swingline Lender shall promptly pay over to such Revolving Credit Lender all payments of principal (to the extent received after such payment by such Revolving Credit Lender) and interest (to the extent accrued with respect to periods after such payment) received by the Swingline Lender with respect to such portion.

            (d) Obligation to Fund Absolute. Each Revolving Credit Lender's obligations pursuant to clause (c) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swing Loan Lender, any other Secured Party or any other Person, (B) the failure of any condition precedent set forth in Section 3.2 to be satisfied or the failure of the Borrower to deliver any notice set forth in Section 2.2(a) (each of which requirements the Revolving Credit Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Loan Party.

      Section 2.4 Letters of Credit. (a) Commitment and Conditions. On the terms and subject to the conditions contained herein, each L/C Issuer agrees to Issue, at the request of the Borrower, in accordance with such L/C Issuer's usual and customary business practices, and for the account of the Borrower (or, as long as the Borrower remains responsible for the payment in full of all amounts drawn thereunder and related fees, costs and expenses, for the account of any Group Member), Letters of Credit (denominated in Dollars and with face amounts that are in minimum amounts of $25,000) from time to time on any Business Day during the period from the Closing Date through the earlier of the Revolving Credit
Termination Date and seven (7) days prior to the Scheduled Revolving Credit Termination Date; provided, however, that such L/C Issuer shall not be under any obligation to Issue any Letter of Credit upon the occurrence of any of the following, after giving effect to such Issuance:

                  (i) (A) the  aggregate  Revolving  Credit  Outstandings  would
      exceed  the  aggregate   Revolving  Credit  Commitments  or  (B)  the  L/C
      Obligations for all Letters of Credit would exceed the L/C Sublimit;

                  (ii) the expiration date of such Letter of Credit (A) is not a Business Day, (B) is more than one year after the date of issuance thereof or (C) is later than seven (7) days prior to the Scheduled Revolving Credit Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of the Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (C) above; or

                  (iii) (A) any fee due in connection with, and on or prior to, such Issuance has not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such L/C Issuer or (C) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower (and, if such Letter of Credit is Issued for the account of any other Group Member, such Group Member), the documents that such L/C Issuer generally uses in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the "L/C Reimbursement Agreement").

For each such Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from the Administrative Agent or the Required Revolving Credit Lenders that any condition precedent contained in Section 3.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

            (b) Notice of Issuance. The Borrower shall give the relevant L/C Issuer and the Administrative Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and the Administrative Agent not later than

11:00 a.m. on the third Business Day prior to the date of such requested Issuance. Such notice may be made in a writing substantially the form of Exhibit E duly completed or in a writing in any other form acceptable to such L/C Issuer (an "L/C Request") or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Issuance, with such an L/C Request.

            (c) Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide the Administrative Agent (which, after receipt, the Administrative Agent shall provide to each Revolving Credit Lender), in form and substance satisfactory to the Administrative Agent, each of the following on the following dates: (i) on or prior to (A) any Issuance of any Letter of Credit by such L/C Issuer, (B) any drawing under any such Letter of Credit or (C) any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment, (ii) upon the request of the Administrative Agent (or any Revolving Credit Lender through the Administrative Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by the Agents and (iii) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to the Agents, setting forth the L/C Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

            (d) Acquisition of Participations. Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the L/C Obligations, each Revolving Credit Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related L/C Obligations in an amount equal to such Lender's Pro Rata Share of such L/C Obligations.

            (e) Reimbursement  Obligations of the Borrower.  The Borrower agrees to pay to the L/C Issuer of any Letter of Credit each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrower receives notice from such L/C Issuer that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the "L/C Reimbursement Date") with interest thereon computed as set forth in clauses (i) and (ii) below. In the event that any L/C Issuer incurs any L/C Reimbursement Obligation not repaid by the Borrower as provided in this clause (e) (or any such payment by the Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify the
Administrative Agent of such failure (and, upon receipt of such notice, the Administrative Agent shall forward a copy to each Revolving Credit Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrower with interest thereon computed (i) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (ii) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are Base Rate Loans.

            (f) Reimbursement Obligations of the Revolving Credit Lenders. Upon receipt of the notice described in clause (e) above from the Administrative Agent, each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share of such L/C Reimbursement Obligation. By making such payment (other than during the continuation of an Event of Default under Section 9.1(e)), such Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt thereof by such L/C Issuer, the Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation. Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Revolving Credit Lender of its participation in the applicable Letter of Credit and the related L/C Obligations. Such participation shall not otherwise be required to be funded. Upon receipt by any L/C Issuer of any payment from any Revolving Credit Lender pursuant to this clause (f) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay over to such Lender all payments received after such payment by such L/C Issuer with respect to such portion.

            (g) Obligations Absolute. The obligations of the Borrower and the Revolving Credit Lenders pursuant to clauses (d), (e) and (f) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (i) (A) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (B) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (C) any loss or delay, including in the transmission of any document, (ii) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Group Member) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (iii) in the case of the obligations of any Revolving Credit Lender, (A) the failure of any condition precedent set forth in Section 3.2 to be satisfied (each of which conditions precedent the Revolving Credit Lenders hereby irrevocably waive) or (B) any adverse change in the condition (financial or otherwise) of any Loan Party and
(iv) any other act or omission to act or delay of any kind of any Secured Party or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this
Section 2.4, constitute a legal or equitable discharge of any obligation of the Borrower or any Revolving Credit Lender hereunder.

      Section 2.5 Reduction and Termination of the Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate in whole or reduce in part ratably any unused portion of the Revolving Credit Commitments; provided that after giving effect to any such reduction of the Revolving Credit Commitments, the aggregate remaining amount of the Revolving Credit Commitments shall not be less than $5,000,000.

            (b) Mandatory. All outstanding Commitments shall terminate (i) in the case of the Term Loan Facility, on the Closing Date (after giving effect to any Borrowing occurring on such date) and (ii) in the case of the Revolving Credit Facility, on the Scheduled Revolving Credit Termination Date.

      Section 2.6 Repayment of Loans. (a) The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swing Loans advanced to the Borrower on the Scheduled Revolving Credit Termination Date.

            (b) The Borrower promises to repay the Term Loans as follows: (i) in quarterly installments each in an amount equal to $100,000 on the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending on March 31, 2008 and (ii) the unpaid principal amount of the Term Loans on the Scheduled Term Loan Maturity Date.

      Section 2.7 Optional Prepayments. The Borrower may prepay the outstanding principal amount of any Loan in whole or in part at any time (together with any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment and any prepayment fee with respect to the Term Loan referred to below) upon at least two (2) Business Days' prior written notice to the Administrative Agent. If Borrower prepays all or any portion of the Term Loan pursuant to this Section 2.7 or Section 2.8(b) on or prior to the second anniversary of the Closing Date, Borrower shall also pay to the Administrative Agent, for the benefit of Lenders, a prepayment fee in an amount equal to the Applicable Percentage (as defined below) multiplied by the aggregate principal amount of the Term Loan so prepaid. As used herein, the term "Applicable Percentage" shall mean (x) 2%, in the case of a prepayment on or prior to the first anniversary of the Closing Date and (y) 1% in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary thereof. The Loan Parties agree that such prepayment fees are a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticalities of determining actual damages resulting from an early prepayment of the Term Loans.

      Section 2.8 Mandatory Prepayments. (a) Excess Cash Flow. The Borrower shall pay or cause to be paid to the Administrative Agent on the date on which Financial Statements are delivered pursuant to Section 6.1(c) for any Fiscal Year ending after the Closing Date (commencing with the Fiscal Year ending December 31, 2008) an amount equal to 50% of the Excess Cash Flow for such Fiscal Year.

            (b) Debt Issuances. Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from incurrence by any Group Member of Indebtedness (other than any such Indebtedness permitted to be incurred under this Agreement), the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to the amount of such Net Cash Proceeds.

            (c) Extraordinary Receipts. Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to the amount of such Extraordinary Receipts.

            (d) Asset Sales, Property Loss Events. Upon receipt on or after the Closing Date by any Loan Party or any of its Domestic Subsidiaries of Net Cash Proceeds arising from (i) any Sale by any Group Member of any of its property (other than Sales of its own Stock and Sales of property permitted hereunder in reliance upon Section 8.4) or (ii) any Property Loss Event with respect to any property of any Group Member to the extent resulting in the aggregate with all other such Property Loss Events in the receipt by any of them of Net Cash Proceeds in excess of $250,000, the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to the amount of such Net Cash Proceeds; provided, however, that, upon any such receipt, as long as no Event of Default shall be continuing, any Group Member may make Permitted Reinvestments with such Net Cash Proceeds and the Borrower shall not be required to make or cause such payment to the extent (x) such Net Cash Proceeds are intended to be used to make Permitted Reinvestments and (y) on each Reinvestment Prepayment Date for such Net Cash Proceeds, the Borrower shall pay or cause to be paid to the Administrative Agent an amount equal to the Reinvestment Prepayment Amount corresponding to such Reinvestment Prepayment Date and such Net Cash Proceeds.

            (e)  Excess  Outstandings.  On  any  date  on  which  the  aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Revolving Credit Commitments, the Borrower shall pay to the Administrative Agent an amount equal to such excess.

            (f) Application of Payments. Any payments made to the Administrative Agent pursuant to this Section 2.8 shall be applied to the Obligations in accordance with Section 2.12(b).

            (g) No  Premium.  Except  with  respect to  prepayments  pursuant to
Section 2.8(b) hereof, no prepayment premium or fee of any kind shall be payable with respect to prepayments pursuant to this Section 2.8.

      Section 2.9 Interest. (a) Rate. All Loans and the outstanding amount of all other Obligations (other than pursuant to Secured Hedging Agreements) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows: (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate, as in effect for the applicable Interest Period and the Applicable Margin, as in effect from time to time, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Revolving Loans that are Base Rate Loans, each as in effect from time to time.

            (b) Payments. Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Loan, (A) at maturity (whether by acceleration or otherwise), (B) if such Loan is a Term Loan, upon the payment or prepayment of the principal amount on which such interest has accrued and (C)(1) if such Loan is a Base Rate Loan (including a Swing Loan), on the last day of each calendar quarter commencing on the first such day following the making of such Loan, (2) if such Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period and (ii) if accrued on any other Obligation, on demand from Administrative Agent after the time such Obligation is due and payable (whether by acceleration or otherwise).

            (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere in any Loan Document, at the election of either Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under Section 9.1(e) exists), all unpaid Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation) shall bear interest from the date of occurrence of such Event of Default at a rate that is 2% per annum in excess of the interest rate applicable to such Obligations from time to time, payable on demand.

            (d) Maximum Lawful Rate. Notwithstanding anything to the contrary set forth in this Section 2.9, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lenders is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in clauses (a) through (d) of this Section 2.9, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 2.9(d), a court of competent jurisdiction shall finally determine that any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 2.12 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

      Section 2.10 Conversion and Continuation Options. (a) Option. The Borrower may elect (i) in the case of any Eurodollar Rate Loan (A) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (B) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by
Section 2.16(a), and (ii) in the case of Base Rate Loans (other than Swing Loans), to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day; provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be in an amount not less than $100,000 or an integral multiple of $50,000 and (y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time at which (1) a Default or an Event of Default shall be continuing and the Administrative Agent or the Required Lenders shall have determined in their sole discretion not to permit such conversions or continuations or (2) such continuation or conversion would be made during a suspension imposed by Section 2.15.

            (b) Procedure. Each such election shall be made by giving the Administrative Agent at least three (3) Business Days' prior notice in substantially the form of Exhibit F (a "Notice of Conversion or Continuation") duly completed. The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. If the Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Borrower containing a permitted election to continue or convert any Eurodollar Rate Loan, then, upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Base Rate Loan. Each partial conversion or continuation shall be allocated ratably among the Lenders in the applicable Facility in accordance with their Pro Rata Share.

      Section 2.11 Fees. (a) Unused Commitment Fee. The Borrower agrees to pay to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Lender exceeds its Pro Rata Share of the sum of (i) the aggregate outstanding principal amount of Revolving Loans and (ii) the outstanding amount of the L/C Obligations for all Letters of Credit (the "Unused Commitment Fee") from the date hereof through the Revolving Credit Termination Date at a rate of 0.50% per annum, payable in arrears (x) on the last day of each calendar quarter and (y) on the Revolving Credit Termination Date.

            (b) Letter of Credit Fees. The Borrower agrees to pay, with respect to all Letters of Credit Issued by any L/C Issuer, (i) to such L/C Issuer, certain customary fees, documentary and processing charges as separately agreed between the Borrower and such L/C Issuer or otherwise in accordance with such L/C Issuer's standard schedule in effect at the time of determination thereof and (ii) to the Administrative Agent, for the benefit of the Revolving Credit Lenders according to their Pro Rata Shares, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the maximum undrawn face amount of such Letters of Credit, payable in arrears (A) on the last day of each calendar quarter, ending after the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that the fee payable under this clause (ii) shall be increased by 2% per annum and shall be payable, in addition to be payable on any date it is otherwise required to be paid hereunder, on demand, effective immediately upon any increase in the interest rate on the Obligations pursuant to Section 2.09(c) and shall be in effect for as long as such increase in the interest rate on the Obligations pursuant to Section 2.09(c) is in effect.

            (c) Additional Fees. The Borrower shall pay to the Administrative Agent and its Related Persons its reasonable and customary fees and expenses in connection with any payments made pursuant to Section 2.16(a) (Breakage Costs) and has agreed to pay the additional fees to the Agents described in the Fee Letter.

      Section 2.12 Application of Payments. (a) Application of Voluntary Prepayments. Unless otherwise provided in this Section 2.12 or elsewhere in any Loan Document, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied to repay such Obligations as the Borrower designates.

            (b) Application of Mandatory Prepayments. Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, any payment made by the Borrower to the Administrative Agent pursuant to Section 2.8 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied first, (other than in respect of any payment required pursuant to Section 2.8(e)) to repay the outstanding principal balance of the Term Loans, second, to repay the outstanding principal balance of the Revolving Loans and the Swing Loans (which shall effect a permanent reduction in the Revolving Credit Commitment), third, in the case of any payment required pursuant to
Section  2.8(e),  to provide cash  collateral to the extent and in the manner in
Section 9.3 and, then, any excess shall be retained by the Borrower.

            (c) Application of Payments During an Event of Default. The Borrower hereby irrevocably waives, and agrees to cause each Loan Party and each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments or prepayments in respect of any Obligation and any proceeds of Collateral and agrees that, notwithstanding the provisions of clause (a) above, the Agents may, and, upon either (A) the direction of the Required Lenders or (B) the termination of any Commitment or the acceleration of any Obligation pursuant to Section 9.2, shall, apply all payments in respect of any Obligation, all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Agents, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders and the L/C Issuers, (iii) third, to pay interest then due and payable in respect of the Loans and L/C Reimbursement Obligations, (iv) fourth, to repay the outstanding principal amounts of the Loans and L/C Reimbursement Obligations, to provide cash collateral for Letters of Credit in the manner and to the extent described in Section 9.3 and to pay amounts owing with respect to Secured Hedging Agreements, (v) fifth, to the ratable payment of all other Obligations and (vi) sixth, to the Borrower.

            (d) Application of Payments Generally. All payments and prepayments that would otherwise be allocated to the Revolving Credit Lenders pursuant to this Section 2.12 shall instead be allocated first, to repay interest on Swing Loans, on any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender and on any L/C Reimbursement Obligation, in each case for which the Administrative Agent or, as the case may be, the L/C Issuer has not then been reimbursed by such Lender or the Borrower, second to pay the outstanding principal amount of the foregoing obligations and third, to repay the Revolving Loans. All payments and prepayments of any Revolving Loans or Term Loans shall be applied first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods. All payments and prepayments of Term Loans shall be applied to reduce the remaining installments of such outstanding principal amounts of the Term Loans in inverse order of maturity. If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.12, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties' interest in such Obligations. Any priority level set forth in this Section 2.12 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.

      Section 2.13 Payments and Computations. (a) Procedure. The Borrower shall make each payment under any Loan Document not later than 1:00 p.m. on the day when due to the Administrative Agent by wire transfer to the following account (or at such other account or by such other means to such other address as the Administrative Agent shall have notified the Borrower in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

        US Bank NA
        St. Paul, Minnesota
        ABA No. - 091000022
        Account Number - 173103781352
        Account Name/Reference: Churchill Financial LLC/GoAmerica, Inc.
        Attention: Kyle Harcourt and Mike Kam

The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in
Section 2.12. The Lenders shall make any payment under any Loan Document in immediately available Dollars and without setoff or counterclaim. Each Revolving Credit Lender shall make each payment for the account of any L/C Issuer or Swingline Lender required pursuant to Section 2.3 or 2.4 (A) if the notice or demand therefor was received by such Lender prior to 1:00 p.m. on any Business Day, on such Business Day and (B) otherwise, on the Business Day following such receipt. Payments received by the Administrative Agent after 1:00 p.m. shall be deemed to be received on the next Business Day.

            (b) Computations of Interests and Fees. All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (or, in the case of Base Rate Loans, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination of an interest rate or the amount of a fee hereunder shall be made by the Administrative Agent (including determinations of a Eurodollar Rate or Base Rate in accordance with the definitions of "Eurodollar Rate" and "Base Rate", respectively) and shall be conclusive, binding and final for all purposes, absent manifest error.

            (c) Payment Dates. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.

            (d) Advancing Payments.  Unless the Administrative  Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans under the applicable Facility) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

      Section 2.14 Evidence of Debt. (a) Records of Lenders. Each Lender shall maintain in accordance with its usual practice accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. In addition, each Lender having sold a participation in any of its Obligations or having identified an SPV as such to the Administrative Agent, acting as a non-fiduciary agent of the Borrower solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as such Lender shall notify the Borrower) a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such participant and SPV in any Obligation, in any Commitment and in any right to receive any payment hereunder (a register for participants, "Participant Register" and a register for SPV assignments, "SPV Register"). Any participation of such Registered Loan and any assignment to a SPV (and any registered note, if any, evidencing the same shall expressly so provide) may be effected only by the registration of such participation or assignment on the Participant Register or SPV Register.

            (b)  Records of  Administrative  Agent.  The  Administrative  Agent,
acting as agent of the Borrower solely for tax purposes and solely with respect to the actions described in this Section 2.14, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as the Administrative Agent may notify the Borrower) (A) a record of ownership (the "Register") in which the Administrative Agent shall register by book entry the interests (including any rights to receive payment hereunder) of the Administrative Agent, each Lender and each L/C Issuer in the Term Loans and the Revolving Credit Outstandings, each of their obligations under this Agreement to participate in each Loan, Letter of Credit and L/C Reimbursement Obligation, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Section 2.18 (Substitution of Lenders) and Section 11.2 (Assignments and Participations; Binding

Effect)), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for Eurodollar Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid and (6) any other payment received by the Administrative Agent from the Borrower and its application to the Obligations. In the case of an assignment pursuant to the last sentence of
Section 11.2(c) as to which an Assignment Agreement is not delivered to the Administrative Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain, or cause to be maintained, a register (the "Related Party Register") comparable to the Register.

            (c) Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in L/C Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations (each a "Registered Loan"), the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register, the SPV Register, or the Related Party Register (whichever is applicable) and no assignment thereof shall be effective until recorded therein. This Section 2.14 and Section 11.2 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

            (d) Prima Facie Evidence. The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) above (including the Related Party Register and SPV Register) shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or the Administrative Agent to maintain any such account shall affect the obligations of any Loan Party to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register, the Related Party Register, the SPV Register, the Participant Register and the records maintained pursuant to Section 2.14(b) with respect to any Lender, participant, SPV or any L/C Issuer shall be available for access by the Borrower, the Administrative Agent, such Lender or such L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by the Administrative Agent.

            (e) Notes. Upon any Lender's request, the Borrower shall promptly execute and deliver Notes to such Lender evidencing the Loans of such Lender in a Facility and substantially in the form of Exhibit B; provided, however, that only one Note for each Facility shall be issued to each Lender, except (i) to an existing Lender exchanging existing Notes to reflect changes in the Register relating to such Lender, in which case the new Notes delivered to such Lender shall be dated the date of the original Notes and (ii) in the case of loss, destruction or mutilation of existing Notes and similar circumstances. Each Note, if issued, shall only be issued as means to evidence the right, title or interest of a Lender or a registered assignee in and to the related Loan, as set forth in the Register, and in no event shall any Note be considered a bearer instrument or obligation.

      Section 2.15 Suspension of Eurodollar Rate Option. Notwithstanding any provision to the contrary in this Article II, the following shall apply:

            (a) Interest Rate Unascertainable, Inadequate or Unfair. In the event that (A) the Administrative Agent determines in good faith that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate is determined or (B) the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall promptly so notify the Borrower and the Lenders, whereupon the obligation of each Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until the Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist.

            (b) Illegality. If any Lender determines in good faith that the introduction of, or any change in or in the interpretation of, any Requirement of Law after the date of this Agreement shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until such Lender shall, through the Administrative Agent, notify the Borrower that it has determined that it may lawfully make Eurodollar Rate Loans.

            (c) Effect of Suspension. If the obligation of any Lender to make or to continue Eurodollar Rate Loans is suspended, (A) the obligation of such Lender to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended,
(B) such Lender shall make a Base Rate Loan at any time such Lender would otherwise be obligated to make a Eurodollar Rate Loan, (C) the Borrower may revoke any pending Notice of Borrowing or Notice of Conversion or Continuation to make or continue any Eurodollar Rate Loan or to convert any Base Rate Loan into a Eurodollar Rate Loan and (D) each Eurodollar Rate Loan of such Lender shall automatically and immediately (or, in the case of any suspension pursuant to clause (a) above, on the last day of the current Interest Period thereof) be converted into a Base Rate Loan.

      Section 2.16 Breakage Costs; Increased Costs; Capital Requirements. (a) Breakage Costs. The Borrower shall compensate each Lender, upon demand from such Lender to the Borrower (with copy to the Administrative Agent), for all Liabilities (including, in each case, those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Eurodollar Rate Loans of such Lender to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may incur (A) to the extent, for any reason other than solely by reason of such Lender being a Non-Funding Lender, a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation or in a similar request made by telephone by the Borrower, (B) to the extent any Eurodollar Rate Loan is paid (whether through a scheduled, optional or mandatory prepayment) or converted to a Base Rate Loan (including because of Section 2.15) on a date that is not the last day of the applicable Interest Period or (C) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. For purposes of this clause (a), each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it using a matching deposit or other borrowing in the London interbank market.

            (b) Increased Costs. If at any time any Lender or L/C Issuer determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority shall have the effect of (i) increasing the cost to such Lender of making, funding or maintaining any Eurodollar Rate Loan or to agree to do so or of participating, or agreeing to participate, in extensions of credit, (ii) increasing the cost to such L/C Issuer of Issuing or maintaining any Letter of Credit or of agreeing to do so or
(iii) imposing any other cost to such Lender or L/C Issuer with respect to compliance with its obligations under any Loan Document, then, upon demand by such Lender or L/C Issuer (with copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender or L/C Issuer amounts sufficient to compensate such Lender or L/C Issuer for such increased cost.

            (c) Increased Capital Requirements. If at any time any Lender or L/C Issuer determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority regarding capital adequacy, reserves, special deposits, compulsory loans, insurance charges against property of, deposits with or for the account of, Obligations owing to, or other credit extended or participated in by, any Lender or L/C Issuer or any similar requirement (in each case other than any imposition or increase of Eurodollar Reserve Requirements) shall have the effect of reducing the rate of return on the capital of such Lender's or L/C Issuer (or any corporation controlling such Lender or L/C Issuer) as a consequence of its obligations under or with respect to any Loan Document or Letter of Credit to a level below that which, taking into account the capital adequacy policies of such Lender, L/C Issuer or corporation, such Lender, L/C Issuer or corporation could have achieved but for such adoption or change, then, upon demand from time to time by such Lender or L/C Issuer (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such reduction.

            (d) Compensation Certificate. Each demand for compensation under this Section 2.16 shall be accompanied by a certificate of the Lender or L/C Issuer claiming such compensation, setting forth in reasonable detail the amounts to be paid hereunder, which certificate shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, such Lender or L/C Issuer may use any reasonable averaging and attribution methods.

            (e) Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate any Lender or the Administrative Agent pursuant to this Section 2.16 for any amounts incurred more than 90 days prior to the date such Lender or such Agent, as applicable, notifies the Borrower of such Person's intention to claim compensation therefor; provided that, if the event giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

      Section 2.17 Taxes. (a) Payments Free and Clear of Taxes. Except as otherwise provided in this Section 2.17, each payment by any Loan Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) except for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, and including all liabilities, penalties and interest with respect to any of the foregoing in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document),
(ii) United States federal withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Secured Party became a "Secured Party" hereunder except to the extent such Secured Party is a direct or indirect assignee (other than pursuant to clause (iii) of Section 2.18(a) (Substitution of Lenders)) of any other Secured Party that was entitled, at the time the assignment from such other Secured Party became effective, to receive additional amounts under this clause, or (iii) taxes that would not have been imposed but for the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below (collectively, "Taxes").

            (b) Gross-Up. If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document (other than any Secured Hedging Agreement) to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 2.17), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Loan Party shall make such deductions, (iii) the relevant Loan Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made or as soon as practicable thereafter, the relevant Secured Party shall deliver to the Administrative Agent an original or certified copy of a receipt evidencing such payment.

            (c) Other Taxes. In addition, the Borrower agrees to pay, and authorizes the Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, "Other Taxes"). The Swingline Lender may, without any need for notice, demand or consent from the Borrower, by making funds available to the Administrative Agent in the amount equal to any such payment, make a Swing Loan to the Borrower in such amount, the proceeds of which shall be used by the Administrative Agent in whole to make such payment. Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.11, the original or a certified copy of a receipt evidencing payment thereof.

            (d) Indemnification. The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Administrative Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.17) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of the Administrative Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to the Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, the Administrative Agent and such Secured Party may use any reasonable averaging and attribution methods.

            (e) Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to file any certificate or document reasonably requested in writing by Borrower or to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

            (f) Tax  Forms.  (i)  Each  Secured  Party  that is  organized  in a jurisdiction outside the United States (a "Non-U.S. Lender") shall (w) on or prior to the date such Non-U.S. Lender becomes a "Non-U.S. Lender" hereunder,
(x) on or prior to the date on which any such form or certification expires or becomes obsolete, or (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender only, or in case of a Related Party Assignment, the assigning Lender only) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty), W-8IMY (with applicable attachments) or any successor forms, (B) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and such Non-U.S. Lender hereby represents that it is not (1) a "bank" within the meaning of Section 881(c)(3)(A) of the Code,
(2) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a "controlled foreign corporation" described in
Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Except as otherwise provided herein, unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

                  (i) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a "U.S. Lender Party" hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, by the relevant Lender only, or in the case of a Related Party Assignment, the assigning Lender only), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender only, or in the case of a Related Party Assignment by the assigning Lender only) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

                  (ii) Each Lender having (A) sold a participation in any of its Obligations, (B) identified an SPV as such to the Administrative Agent or
      (C) made a Related Party Assignment, shall collect from such participant or SPV the documents described in this clause (f).

            (g) Refunds. If any Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

      Section 2.18 Substitution of Lenders. (a) Substitution Right. In the event that any Lender in any Facility (an "Affected Lender"), (i) makes a claim under clause (b) (Increased Costs) or (c) (Increased Capital Requirements) of Section 2.16, (ii) notifies the Borrower pursuant to Section 2.15(b) (Illegality) that it becomes illegal for such Lender to continue to fund or make any Eurodollar Rate Loan in such Facility, (iii) makes a claim for payment pursuant to Section 2.17(b) (Taxes), (iv) becomes a Non-Funding Lender with respect to such Facility or (v) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders in such Facility, the Borrower may either pay in full such Affected Lender with respect to amounts due in such Facility with the consent of the Agents or substitute for such Affected Lender in such Facility any Lender or any Affiliate or Approved Fund of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Agents (in each case, a "Substitute Lender").

            (b) Procedure. To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender under such Facility, the Borrower shall deliver a notice to the Administrative Agent and such Affected Lender. The effectiveness of such payment or substitution shall be subject to recordation of such assignment on the Register and the delivery to the Administrative Agent by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender with respect to such Facility (including those that will be owed because of such payment and all Obligations that would be owed to such Lender if it was solely a Lender in such Facility), (ii) in the case of a payment in full of the Obligations owing to such Affected Lender in the Revolving Credit Facility, payment of any amount that, after giving effect to the termination of the Commitment of such Affected Lender, is required to be paid pursuant to Section 2.8(e) (Excess Outstandings) and (iii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 11.2(c) and (B) an assumption agreement in form and substance satisfactory to the Administrative Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the Commitment of the Affected Lender under such Facility.

            (c) Effectiveness.  Upon satisfaction of the conditions set forth in clause (b) above, the Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full in any Facility, such Affected Lender's Commitments in such Facility shall be terminated  and (ii) in the case of any  substitution  in any

Facility, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to such Facility, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Commitments,
(B) the Substitute Lender shall become a "Lender" hereunder having a Commitment in such Facility in the amount of such Affected Lender's Commitment in such Facility and (C) the Affected Lender shall execute and deliver to the Administrative Agent an Assignment to evidence such substitution and deliver any
Note in its possession with respect to such Facility; provided, however, that the failure of any Affected Lender to execute any such Assignment or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.


                                  ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

      Section 3.1 Conditions Precedent to Initial Loans and Letters of Credit. The obligation of each Lender to make any Loan on the Closing Date and the obligation of each L/C Issuer to Issue any Letter of Credit on the Closing Date is subject to the satisfaction or due waiver of each of the following conditions:

            (a) Certain Documents. The Agents shall have received on or prior to the Closing Date each of the following, each dated the Closing Date unless otherwise agreed by the Agents, in form and substance satisfactory to the Agents and each Lender:

                  (i) this Agreement duly executed by Borrower and, for the account of each Lender having requested the same, by notice to the Agents and the Borrower received by each at least three (3) Business Days prior to the Closing Date (or such later date as may be agreed by the Borrower), Notes in each applicable Facility conforming to the requirements set forth in Section 2.14(e);

                  (ii) the Guaranty and Security Agreement, duly executed by each Loan Party, together with (A) copies of UCC, Intellectual Property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings and other documents with respect to the priority of the security interest of the Collateral Agent in the Collateral, in each case as may be reasonably requested by the Agents, (B) all documents representing all Securities, chattel paper and instruments being pledged pursuant to such Guaranty and Security Agreement and related undated powers or endorsements duly executed in blank, and (C) if requested by Agents, properly completed perfection certificates with respect to the Borrower and each Guarantor;

                  (iii) the Intercreditor Agreement, duly executed by the Administrative Agent, the Collateral Agent, the Second Lien Agent, Borrower and the other Loan Parties, on terms reasonably satisfactory to Agents and Lenders;

                  (iv) collateral assignments by the Loan Parties party thereto of the Hands On Merger Agreement and the Stellar Nordia Managed Services Agreement, each in form and substance reasonably satisfactory to the Agents;

                  (v) duly executed favorable opinions of counsel to the Loan Parties (other than the Inactive Subsidiaries) covering matters under Federal law and the laws of New York, Delaware and California satisfactory to the Agents, each addressed to the Agents, the L/C Issuers and the Lenders and addressing such matters as the Agents may reasonably request;

                  (vi) a copy of each Constituent Document of each Loan Party (other than the Inactive Subsidiaries) that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Loan Party in such jurisdiction and each other jurisdiction where such Loan Party is qualified to do business as a foreign entity or where such qualification is necessary (and, if appropriate in any such jurisdiction, related tax certificates);

                  (vii) a certificate of the secretary or other officer of each Loan Party (other than the Inactive Subsidiaries) in charge of maintaining books and records of such Loan Party certifying as to (A) the names and signatures of each officer of such Loan Party authorized to execute and deliver any Loan Document, (B) the Constituent Documents of such Loan Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (v) above, that there have been no changes from such Constituent Document so delivered), and (C) the resolutions of such Loan Party's board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party;

                  (viii) a certificate of a Responsible Officer of Borrower to the effect that (A) each condition set forth in Section 3.2(b) has been satisfied with respect to the Borrower as of the Closing Date; and (B) since December 31, 2006, there have been no events, circumstances, developments or other changes in facts that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

                  (ix) a certificate of a Responsible Officer of the Borrower to the effect that both (i) each Borrower and each Guarantor (other than the Inactive Subsidiaries) is Solvent and (ii) the Loan Parties taken as a whole are Solvent, in each case, both before and after giving effect to the initial Loans and Letters of Credit, the consummation of the Related Transactions, the application of the proceeds thereof in accordance with
      Section 7.9 and the payment of all estimated legal, accounting and other fees and expenses related hereto and thereto;

                  (x) insurance certificates in form and substance satisfactory to the Agents demonstrating that the insurance policies required by
      Section 7.5 are in full force and effect and have all endorsements required by such Section 7.5;

                  (xi)  copies  of  each  Related  Document  and  each  Material
      Contract;

                  (xii) copies of the financial statements, projections and Pro Forma Balance Sheet referred to in Section 4.4;

                  (xiii) the other documents listed on the checklist of closing items provided by Agents to the Borrower; and

                  (xiv) such other documents and information as any either Agent, or Lender through the Administrative Agent may reasonably request.

            (b) Fees and Expenses. There shall have been paid to each Agent, for the account of such Agent, its Related Persons, any L/C Issuer or any Lender, as the case may be, all fees and all reimbursements of costs or expenses, in each case due and payable under any Loan Document on or before the Closing Date.

            (c) Consents. Each Group Member shall have received all material consents and authorizations required pursuant to Material Contracts with any other Person and shall have obtained all material Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may reasonably be necessary in connection with the consummation of the transactions contemplated in any Loan Document or Related Document (including the Related Transactions) and Agents shall have received a certificate of a Responsible Officer of the Borrower to the effect that all such consents and authorizations have been obtained; provided, however, that the Group Members are not required under this clause (c) to obtain the consent of Verizon or any of its Affiliates to the assignment of any Material Contract to which such Person is a party.

            (d) Related  Transactions.  The Agents shall be satisfied  that, (i)
subject only to the funding of the initial Loans hereunder and the use of proceeds thereof, (A) as certified to the Agents, all conditions precedent to the consummation of the Acquisition will have been satisfied or duly waived with the consent of the Agents and the Acquisition will have been consummated in accordance with the Acquisition Documents and (B) all Payoff Debt and other obligations under the Payoff Debt Documents will have been repaid in full and all Liens securing the Payoff Debt terminated and released, as evidenced by a payoff letter duly executed and delivered by the holders of the applicable Payoff Debt or an agent or trustee thereof, (ii) the Equity Investors Equity
Investment will have been made pursuant to Equity Investors Investment Documents, the terms of which are reasonably satisfactory to the Agents, (iii) the Borrower shall have received the gross cash proceeds from the borrowing of the Second Lien Term Loans in a principal amount of $30,000,000 and the terms and conditions of the Second Lien Term Loans and the Second Lien Loan Documents shall be in form and substance satisfactory to the Agents, and (iv) the Borrower shall have received at least $36,500,000 in cash proceeds from the issuances of Preferred Stock pursuant to the Equity Investors Investment Documents on terms satisfactory to Agents and Lenders.

            (e) Minimum Consolidated EBITDA; Consolidated Leverage Ratio. The Agents shall be satisfied that the statements set forth in Section 4.4(f) are true and correct.

            (f)  Consolidated  Total Debt.  On the Closing  Date,  after  giving
effect  to  the  Related  Transactions   occurring  on  the  Closing  Date,  the
Consolidated Total Debt of Borrower shall be no greater than $70,000,000.

            (g) Opening Revolver Availability. After giving effect to any initial Loans made to the Borrower, the issuance of any initial Letters of Credit and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales), the Borrower shall have Revolver Availability of at least $13,000,000.

            (h) Capital Structure. The ownership, capital, corporate, tax, organizational and legal structure of each Loan Party and the terms and conditions of all Indebtedness of each Loan Party shall be reasonably acceptable to the Agents and each Lender.

            (i) Due Diligence. Agents and each Lender shall have completed its legal, tax, insurance, environmental and other non-financial due diligence, including completion and review of results of management/employment and non-compete agreements with key management of the Loan Parties and satisfactory completion of management background checks.

      Section 3.2 Conditions Precedent to Each Loan and Letter of Credit. The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each L/C Issuer on any date (including the Closing Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

            (a) Request. The Administrative Agent (and, in the case of any Issuance, the relevant L/C Issuer) shall have received, to the extent required by Article II, a written, timely and duly executed and completed Notice of Borrowing, Swingline Request or, as the case may be, L/C Request.

            (b) Representations and Warranties; No Defaults. The following statements shall be true on such date, both before and after giving effect to such Loan or, as applicable, such Issuance: (i) the representations and warranties set forth in any Loan Document shall be true and correct (A) if such date is the Closing Date, on and as of such date and (B) otherwise, in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default or Event of Default shall be continuing.

The representations and warranties set forth in any Notice of Borrowing, Swingline Request or L/C Request (or any certificate delivered in connection therewith) shall be deemed to be made again on and as of the date of the relevant Loan or Issuance and the acceptance of the proceeds thereof or of the delivery of the relevant Letter of Credit.

      Section 3.3 Determinations of Initial Borrowing Conditions. For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Lender unless, prior to the Closing Date, the Administrative Agent receives notice from such Lender specifying such Lender's objections and such Lender has not made available its Pro Rata Share of any Borrowing scheduled to be made on the Closing Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            To induce the Lenders, the L/C Issuers and the Agents to enter into the Loan Documents, the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) represents and warrants to each of them each of the following on and as of each date applicable pursuant to Section 3.2 and after giving effect to the Verizon TRS Acquisition and the consummation of the Hands On Merger on the Closing Date:

      Section 4.1 Corporate  Existence;  Compliance  with Law. Each Group Member
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business in each case, that are material to the operation of its business and operations, each of which is listed on Schedule 4.1 as of the Closing Date. Except as set forth in
Schedule 4.1, each Group Member is in material compliance with such Permits and no Group Member has received any notice threatening the revocation of any such Permit or that any Group Member is in violation of any applicable Requirements of Law which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      Section 4.2 Loan and Related Documents. (a) Power and Authority. The execution, delivery and performance by each Loan Party of the Loan Documents and Related Documents to which it is a party and the consummation of the Related Transactions and other transactions contemplated therein (i) are within such Loan Party's corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not
(A) contravene such Loan Party's Constituent Documents, (B) violate any material Requirement of Law in any material respect, (C) except as disclosed on Schedule 4.2, in any material respect, conflict with, contravene, constitute a default or breach under any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including other Related Documents or Loan Documents), or result in or permit the termination or acceleration of any such material Contractual Obligation, or (D) result in the imposition of any Lien (other than a Permitted
Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than (A) with respect to the Loan Documents, the filings required to perfect the Liens created by the Loan Documents, (B) those listed on Schedule 4.2 and that have been, or will be prior to the Closing Date, obtained or made, copies of which have been, or will be prior to the Closing Date, delivered to the Administrative Agent, and each of which on the Closing Date will be in full force and effect, and (C) in the case of any Related Document, those which, if not obtained or made, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

            (b) Due Execution and Delivery. From and after its delivery to the Administrative Agent, each Loan Document and Related Document has been duly executed and delivered to the other parties thereto by each Loan Party party thereto, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles relating to enforceability.

            (c) Related Documents. As of the Closing Date, each representation and warranty made by such Loan Party in each Related Document is true and correct in all material respects and no default, or event that, with the giving of notice or lapse of time or both, would constitute a default by such Loan Party thereunder, has occurred thereunder. As of the Closing Date, all applicable waiting periods in connection with the Acquisition have expired or have been terminated without any action being taken by any Governmental Authority (including any requisite waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976).

      Section 4.3 Ownership of Group Members. (a) Set forth on Schedule 4.3 is a complete and accurate list showing, as of the Closing Date, for each Group Member and each Subsidiary of any Group Member and each joint venture of any of them, its jurisdiction of organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the applicable holder thereof. As of the Closing Date, all outstanding Stock of each of them has been validly issued, is fully paid and non-assessable (to the extent applicable) and, except in the case of Borrower, is owned beneficially and of record by a Group Member free and clear of all Liens other than the security interests created by the Loan Documents and the Second Lien Loan Documents and, in the case of joint ventures, Permitted Liens. Set forth on Schedule 4.3, as of the Closing Date, is a summary of the outstanding Stock and Stock Equivalents of the Borrower, listing any Person that, to the Borrower's knowledge, holds greater than 5% of the outstanding
Stock of the Borrower. As of the Closing Date, except with respect to the Borrower as described on Schedule 4.3, there are no Stock Equivalents with respect to the Stock of any Group Member or any Subsidiary of any Group Member or any joint venture of any of them. As of the Closing Date, except for the Equity Investors Investment Documents and the Constituent Documents, there are no Contractual Obligations or other understandings to which any Group Member, any Subsidiary of any Group Member or any joint venture of any of them is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any Group Member or any such Subsidiary or joint venture.

            (b) None of the Inactive Subsidiaries as of the Closing Date engage in any business, operations or activity, or hold any property, other than as permitted under Section 8.8(b).

      Section 4.4 Financial Statements.  (a) Except as specifically disclosed in
Schedule 4.4, the Financial Statements concerning Borrower, the Loan Parties, Hands On, Hands On Sign Language Services, Inc. and the Verizon TRS Division that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and fairly present, in all material respects, the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended. The Financial Statements referred to in the preceding sentence are: (i) the audited Consolidated balance sheets at December 31, 2005 and December 31, 2006, and the related Consolidated statements of income, retained earnings and cash flows of the Borrower for the Fiscal Years then ended, audited by WithumSmith & Brown, P.C.; (ii) the unaudited Consolidated balance sheets at March 31, 2007, June 30, 2007 and September 30, 2007 and the related Consolidated statements of income, retained earnings and cash flows of the Borrower for the Fiscal Quarters then ended; (iii) the audited carve-out balance sheets at December 31, 2005 and December 31, 2006, and the related statements of income, parent funding and cash flows of the Verizon TRS Division for the Fiscal Years then ended, audited by KPMG LLP and Ernst & Young, respectively; (iv) the audited balance sheets at December 31, 2005 and December 31, 2006, and the related statements of income, retained earnings and cash flows of Hands On for the Fiscal Years then ended, audited by Gallina LLP; and (v) the audited balance sheets at December 31, 2005 and December 31, 2006, and the related statements of income, retained earnings and cash flows of Hands On Sign Language Services, Inc. for the Fiscal Years then ended, audited by Gallina LLP.

            (b) Except as specifically disclosed in Schedule 4.4, to the Borrower's knowledge, the Financial Statements concerning Hands On, Hands On Sign Language Services, Inc. and the Verizon TRS Division that are referred to below (A) have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except for the absence of footnotes and normal year-end audit adjustments) and (B) fairly present, in all material respects, the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended. The Financial Statements referred to in the preceding sentence are: (i) the reviewed unaudited condensed carve-out balance sheet at June 30, 2007, and the related condensed carve-out statements of income, parent funding and cash flows of the Verizon TRS Division for the six months then ended, reviewed by Ernst & Young; and (ii) the reviewed, unaudited combined condensed balance sheet at June 30, 2007 and the related combined, condensed statements of income, retained earnings and cash flows of Hands On and Hands On Sign Language Services, Inc. for the six months then ended, reviewed by Gallina LLP.

            (c) On the Closing Date except as disclosed on Schedule 4.4, (i) neither the Borrower nor any of its Subsidiaries has any material liability or other obligation (including Indebtedness, Guaranty Obligations, contingent liabilities and liabilities for taxes, long-term leases and unusual forward or long-term commitments) that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement and (ii) since December 31, 2006, there has been no Sale of any material property of the Borrower or any of its Subsidiaries and no purchase or other acquisition of any material property other than the Acquisition.

            (d) As of the Closing Date, the Initial Projections have been prepared by the Borrower in light of the past operations of the business of the Borrower and its Subsidiaries and reflect projections for the five year period beginning on January 1, 2008 on a year by year basis. As of the Closing Date, the Initial Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of conditions and facts known to the Borrower as of the Closing Date and reflect the good faith, reasonable and fair estimates by the Borrower of the future Consolidated financial performance of the Borrower and the other information projected therein for the periods set forth therein; provided that (i) such Initial Projections are forward looking information which may be subject to significant uncertainties and contingencies beyond the Loan Parties' control,
(ii) no assurance would be given by the Loan Parties that such Initial Projections will be realized and (iii) the actual results may differ from the Initial Projections and such differences might be material.

            (e) The unaudited Consolidated balance sheet of Borrower (the "Pro Forma Balance Sheet") delivered to the Administrative Agent prior to the date hereof has been prepared as of December 31, 2007 and reflects as of such date, on a Pro Forma Basis for the Related Transactions and the other transactions contemplated herein to occur on the Closing Date, the Consolidated financial condition of Borrower, and the assumptions expressed therein are reasonable based on the information available to the Borrower at such date and on the Closing Date.

            (f) Attached hereto as Schedule 4.4(f) is a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries (the "Combined Closing Date Financial Statements"), which have been prepared based on the Financial Statements for the period ending June 30, 2007 (or with respect to the Borrower the period ending September 30, 2007) referred to in Section 4.4(a) and 4.4(b) and, for the periods after the dates of such financial statements are reasonable good faith estimates by management of the Borrower of the financial performance of the Borrower and its Subsidiaries subsequent to such date through December 31, 2007, based upon the historical performance of Borrower and its Subsidiaries, in each case taking into account the closing of the Related Transactions, the incurrence of the Obligations hereunder on the Closing Date and other adjustments that the Borrower believes to be reasonable and fair in light of conditions and facts known to the Borrower as of the Closing Date. Based on the Combined Closing Date Financial Statements and the calculations and adjustments set forth in the adjusted proforma profit and loss statement attached hereto as part of Schedule 4.4(f), after giving effect to the Related Transactions and the incurrence of the Obligations hereunder incurred on the Closing Date, (i) the adjusted pro forma Consolidated EBITDA of the Borrower for the Fiscal Year ending December 31, 2007 is not less than $14,300,000, (ii) the Consolidated Leverage Ratio on December 31, 2007 is not greater than 4.9:1.00 and (iii) the Consolidated Senior Leverage Ratio on December 31, 2007 is not greater than 2.8:1.00; provided that for purposes of calculating such Consolidated Senior Leverage Ratio and Consolidated Leverage Ratio such adjusted pro forma Consolidated EBITDA shall be used to lieu of Consolidated EBITDA.

      Section  4.5  Material  Adverse  Effect.  As of the  Closing  Date,  since
December 31, 2006, there have been no events, circumstances, developments or other changes in facts that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

      Section 4.6 Solvency. Both before and after giving effect to (a) the Loans and Letters of Credit made or Issued on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of such Loans, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, both (i) Borrower and each Guarantor (other than the Inactive Subsidiaries) is Solvent and (ii) the Loan Parties, taken as a whole, are Solvent.

      Section 4.7 Litigation. Except as specifically disclosed in Schedule 4.7, as of the Closing Date, there are no actions, suits, audits, proceedings, demands, orders, claims or disputes pending, or to the best knowledge of each Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Group Member or any of their respective Properties which:

            (a) purport to affect or pertain to this Agreement, any other Loan Document or Related Documents, or any of the transactions contemplated hereby or thereby; or

            (b) would reasonably be expected to result in equitable relief or monetary judgment(s), individually or in the aggregate, in excess of $300,000.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or any Related Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Closing Date, no Loan Party or any Subsidiary of any Loan Party is the subject of an audit by the IRS or other Governmental Authority or, to each Loan Party's knowledge, any review or investigation by the IRS or other Governmental Authority concerning the violation or possible violation of any Requirement of Law.

      Section 4.8 Taxes. All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Closing Date, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

      Section 4.9 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of, and no proceeds of any Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

      Section 4.10 No Burdensome Obligations; No Defaults or Breaches. No Group Member is a party to any Contractual Obligation, no Group Member has Constituent Documents containing obligations, and, to the knowledge of any Group Member, there are no applicable Requirements of Law, in each case the compliance with which could reasonably be expected to have, in the aggregate, a Material Adverse Effect. No Group Member (and, to the knowledge of each Group Member, no other party thereto) is in default under or with respect to any Contractual Obligation of any Group Member, other than those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      Section 4.11 Investment Company Act. No Group Member is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940.

      Section 4.12 Labor Matters. (a) There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member, except, for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (b) hours worked by and payment made to employees of each Group Member comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters, except where the failures to so comply would not constitute, in the aggregate, a Material Adverse Effect; (c) no Group Member is party to or bound by any collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Group Member, (d) there is no organizing activity involving any Group Member pending or, to any Group Member's knowledge, threatened by any labor union or group of employees; no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member and no such representative has sought certification or recognition with respect to any employee of any Group Member; and (e) there are no complaints or charges against any Group Member pending or, to the knowledge of any Group Member, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Group Member of any individual except for complaints or charges that, in the aggregate, would not constitute a Material Adverse Effect. Schedule 4.12 sets forth, as of the Closing Date, a true and complete list of all material Contractual Obligations, plans and arrangements (including employment, individual consulting, executive compensation, change in control, severance, supplemental pension and deferred compensation Contractual Obligations, plans and arrangements) that provide for, upon a termination of employment, change in control or similar event, (x) any payment or other compensation becoming due to any current or former employee of any Group Member, (y) an increase of benefits or rights to such benefits under any such Contractual Obligation, plan or arrangement or (z) the acceleration of the time of payment, or vesting of, any benefits or rights to such benefits under any such Contractual Obligation, plan or arrangement.

      Section 4.13 ERISA.

            (a) Schedule 4.13(a) sets forth, as of the Closing Date, a complete and accurate list of all Benefit Plans subject to the minimum funding requirements of Section 412 of the Code, Title IV Plans, Multiemployer Plans and Retiree Welfare Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies except where such noncompliance would not constitute a Material Adverse Effect. Each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, except where such noncompliance would not constitute a Material Adverse Effect. No Group Member or any ERISA Affiliate has engaged in any "prohibited transactions" as defined in Section 406 of ERISA and Section 4975 of the Code, in connection with any Benefit Plan, that would subject any Group Member to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code that would constitute a Material Adverse Effect. On the Closing Date, no ERISA Event has occurred in connection with which obligations and material liabilities (contingent or otherwise) remain outstanding.

            (b) Except as set forth in Schedule 4.13(b), (i) no Title IV Plan has any Unfunded Pension Liability that could result in a Material Adverse Effect; (ii) there are no existing or pending (or to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan that would result in a Material Adverse Effect; (iii) within the last five years no Title IV Plan of any ERISA Affiliate has been terminated, other than in a "standard termination" as that term is used in
Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any ERISA Affiliate (determined at such time), in each case that would result in a Material Adverse Effect; (iv) Stock of all ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Benefit Plan measured on the basis of fair market value as of the latest valuation date of any Benefit Plan, other than as cannot reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (v) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AA by the Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency, other than, as cannot reasonably be expected to have, either individually or in the aggregate a Material Adverse Effect; (vi) no ERISA Event has occurred that, individually or in the aggregate, could result in a Material Adverse Effect; and (vii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur that could result in a Material Adverse Effect. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made, other than, as cannot reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      Section 4.14 Environmental Matters. Except as set forth on Schedule 4.14, as of the Closing Date (a) the operations of each Group Member are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than any such non-compliances (including any failure to obtain or maintain, or any failure to comply with all permits required by Environmental Laws) that could not be reasonably expected to result in Material Environmental Liabilities, (b) no Group Member is party to and no real property currently or, to the knowledge of any Group Member previously, owned, leased, subleased, operated or otherwise occupied by or for any Group Member is subject to or the subject of any pending or, to the knowledge of any Group Member, threatened, order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or potential liability under or pursuant to any Environmental Law, except for any such investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or potential liability that could not reasonably be expected to result in Material Environmental Liabilities, (c) No Group Member is subject to a Contractual Obligation arising under or related to any Environmental Law that could reasonably be expected to result in Material Environmental Liabilities, (d) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of any Group Member, no facts, circumstances or conditions exist that could be reasonably expected to result in any such Lien attaching to any such property,
(e) no Group Member has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any Group Member and each such real property is free of contamination by any Hazardous Materials, except for any such Release or contamination that could not be reasonably expected to result in Material Environmental Liabilities, (f) no Group Member (i) is or has been engaged in, or to the knowledge of Borrower has permitted any current or former tenant to engage in, operations that, in the aggregate, could be reasonably expected to result in Material Environmental Liabilities, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or similar Environmental Laws, that could be reasonably expected to result in Material Environmental Liabilities and (g) each Group Member has made available to the Administrative Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.

      Section 4.15 Intellectual Property. (a) Each Group Member owns or licenses or otherwise has the right to use all Intellectual Property that is necessary for the operations of its businesses.

            (b) The conduct and operations of the businesses of each Group Member and the use of the Intellectual Property in connection therewith do not infringe, misappropriate, or violate any Intellectual Property right of any other Person and no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property owned by such Group Member, other than, in each case, as cannot reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. In addition, except as set forth on Schedule 4.15 (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to and (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, no settlement agreement or similar Contractual Obligation has been entered into by any Group Member, with respect to and (z) no Group Member knows or has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation or violation, other than, in each case, as cannot reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

            (c) On the Closing Date, all Material Intellectual Property owned by the Group Members is in full force and effect, has not been adjudged invalid or unenforceable, in whole or in part, and to the Group Member's knowledge is valid and enforceable and no Material Intellectual Property has been abandoned.

            (d) With respect to each IP License: (A) such IP License is valid and binding and in full force and affect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof, (B) the Group Members have not received any notice of termination or cancellation under such IP License, (C) no breach or default shall be caused by the consummation of the transactions contemplated by any Loan Document, and (D) the Group Members, and to the Group Member's knowledge each other party thereto, is not in material breach or default of any such IP License, other than, in each case, as cannot reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

            (e) The consummation of the transactions contemplated by any Loan Document shall not adversely affect or impair the ownership, use, validity or enforceability of, or any other material rights of the Group Members in, any Material Intellectual Property.

            (f) Except as set forth on Schedule 4.15, to the Group Member's knowledge, as of the Closing Date, no Person has been or is infringing, misappropriating, diluting, or otherwise violating any material Intellectual Property of the Group Members.

      Section 4.16 Title; Real Property. (a) Each Group Member has good and marketable fee simple title to all owned real property, if any, and valid leasehold interests in all leased real property, and owns all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such property is subject to any Lien except Permitted Liens.

            (b) Set forth on  Schedule  4.16 is, as of the Closing  Date,  (i) a complete and accurate list of all real property owned in fee simple by any Group Member or in which any Group Member owns a leasehold interest setting forth, for each such real property, the current street address (including, where applicable, county, state and other relevant jurisdictions), the record owner thereof and, where applicable, each lessee and sublessee thereof, (ii) any lease, sublease, license or sublicense of such real property by any Group Member and (iii) each Contractual Obligation by any Group Member, whether contingent or otherwise, to Sell such real property.

      Section 4.17 Bank and Security Accounts. Set forth on Schedule 4.17 is, as of the Closing Date, a complete and accurate list of all bank, deposit, securities, commodities or other accounts maintained by any Loan Party, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

      Section 4.18 Insurance. Set forth on Schedule 4.18 is, as of the Closing Date, a complete and accurate list of all insurance policies of any nature maintained by each Loan Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

      Section 4.19 Material Contracts. Set forth on Schedule 4.19 is, as of the Closing Date, a complete and accurate list of all Material Contracts to which any Loan Party is a party.

      Section 4.20 Anti Terrorism. (a) No Group Member (and, to the knowledge of each Group Member, no joint venture or subsidiary thereof) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (iii) commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order or (iv) is named as a "specially designated national and blocked person" in the most current list published by the U.S. Treasury Department Office of Foreign Assets Control.

            (b) No Group Member (and, to the knowledge of each Group Member, no joint venture or Affiliate thereof) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (a)(i) through (a)(iv) above, (ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

      Section 4.21 Delivery of Material Contracts and Related Documents. The Borrower has delivered to Agents a complete copy of each Material Contract and Related Document, and all documents, instruments and agreements executed in connection therewith (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument that has heretofore been delivered to Administrative Agent. As of the Closing Date, to the Borrower's knowledge, the representations and warranties of Hands On set forth in the Hands On Merger Agreement and Verizon set forth in the Verizon TRS Acquisition Agreement and qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, on and as of the Closing Date as though made at that time, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, on and as of such earlier date).

      Section 4.22 Brokers. No Group Member has dealt with any broker, finder, commission agent or other Person in connection with any transactions referenced in or contemplated by this Agreement, nor is any Group Member under any obligation to pay any broker's fee or commission in connection with such transactions, except as set forth on Schedule 4.22.

      Section 4.23 Full Disclosure. Except with respect to projections (including the Initial Projections), the information prepared or furnished by or on behalf of any Group Member in connection with any Loan Document or Related Document (including the information contained in any Financial Statement or Disclosure Document prepared or reviewed by any Group Member or the Sponsor) or the consummation of any Related Transaction or any other transaction contemplated therein, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading. All projections that are part of such information (including those set forth in the Initial Projections) are based upon good faith estimates and stated assumptions believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable and fair estimates of the information projected for the periods set forth therein; provided, however, that the Administrative Agent and the Lenders acknowledge that (i) any such projections (including the Initial Projections) furnished to the Administrative Agent and the Lenders would be forward looking information which may be subject to significant uncertainties and contingencies beyond the Loan Parties' control, (ii) no assurance would be given by the Loan Parties that such projections will be realized and (iii) the actual results may differ from projections and such differences might be material. As of the Closing Date, all facts known to any Group Member and material to an understanding of the financial condition, business, property or prospects of the Group Member taken as one enterprise have been disclosed to the Lenders.

      Section 4.24 Regulatory Matters. (a) Each Group Member holds, and upon consummation of the Related Transactions will hold, all material Permits, waivers, orders, approvals, concessions, registrations and other authorizations issued or provided by, and all contracts or agreements with, the FCC, state public service or public utility commissions or similar Governmental Authorities (each of the FCC and such public service commissions, public utility commissions and similar Governmental Authorities, a "Regulatory Authority"), that are necessary under all Requirements of Law for the ownership, lease, sublease, operation, occupation or conduct of each Group Member's respective assets or business, as the case may be, (i) as currently conducted, and (ii) as proposed to be conducted upon consummation of the Acquisition. All Permits held by each Group Member and issued by any Regulatory Authority excluding any Contractual Obligations (collectively "Regulatory Permits") are listed on Schedule 4.24 (to the extent held on the Closing Date) and are in full force and effect.

            (b) As of the Closing Date, each Group Member is in compliance, in all material respects, with the terms of each Regulatory Permit held by such Group Member.

            (c) As of the Closing Date, each Group Member has filed all material reports and other submissions required to be filed with the Regulatory Authorities, and has timely paid all fees required to be paid to the FCC and all Regulatory Authorities by such Group Member.

            (d) Except as set forth on Schedule 4.24, as of the Closing Date, there is not pending, nor to any Group Member's knowledge, threatened, against any Group Member any application, action, petition, objection or other pleading, or any proceeding with any Regulatory Authority that questions or contests the validity of, or any rights of the holder under, or seeks the non-renewal, suspension, revocation, cancellation, or adverse modification of, any Regulatory Permit held by any Group Member or alleges that any Group Member is in violation of any Regulatory Permits or related applicable Requirements of Law.

      Section 4.25 Restricted Activities of Inactive Subsidiaries. No Inactive Subsidiary owns any property or assets other than as permitted under Section 8.8(b), and, except in connection with the dissolution of the Inactive Subsidiaries, no Inactive Subsidiary conducts any business activities other than as permitted under Section 8.8(b).


                                   ARTICLE V

                               FINANCIAL COVENANTS

            The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

      Section 5.1 Maximum Consolidated Leverage Ratio. The Borrower shall not have, on the last day of each Fiscal Quarter set forth below, a Consolidated Leverage Ratio greater than the maximum ratio set forth opposite such Fiscal
Quarter:

 ------------------------------------------------------------------------------
                                                 MAXIMUM CONSOLIDATED
         FISCAL QUARTER ENDING                      LEVERAGE RATIO
 ------------------------------------------------------------------------------
           SEPTEMBER 30, 2008                          4.5 TO 1
 ------------------------------------------------------------------------------
           DECEMBER 31, 2008                           4.5 TO 1
 ------------------------------------------------------------------------------
             MARCH 31, 2009                           4.00 TO 1
 ------------------------------------------------------------------------------
             JUNE 30, 2009                            4.00 TO 1
 ------------------------------------------------------------------------------
           SEPTEMBER 30, 2009                         4.00 TO 1
 ------------------------------------------------------------------------------
           DECEMBER 31, 2009                          3.75 TO 1
 ------------------------------------------------------------------------------
             MARCH 31, 2010                           3.75 TO 1
 ------------------------------------------------------------------------------
             JUNE 30, 2010                            3.50 TO 1
 ------------------------------------------------------------------------------
           SEPTEMBER 30, 2010                         3.25 TO 1
 ------------------------------------------------------------------------------
   DECEMBER 31, 2010 AND EACH FISCAL                  3.00 TO 1
           QUARTER THEREAFTER
 ------------------------------------------------------------------------------

      Section 5.2 Capital Expenditures. No Group Member shall incur, or permit to be incurred, Capital Expenditures in the aggregate during each Fiscal Year set forth below in excess of the maximum amount set forth below for such Fiscal
Year:

 ------------------------------------------------------------------------------
                                                    MAXIMUM CAPITAL
           FISCAL YEAR ENDING                        EXPENDITURES
 ------------------------------------------------------------------------------
            Fiscal Year 2008                          $6,000,000
 ------------------------------------------------------------------------------
            Fiscal Year 2009                          $4,000,000
 ------------------------------------------------------------------------------
            Fiscal Year 2010                         EBITDA Amount
 ------------------------------------------------------------------------------
            Fiscal Year 2011                         EBITDA Amount
 ------------------------------------------------------------------------------
            Fiscal Year 2012                         EBITDA Amount
 ------------------------------------------------------------------------------
            Fiscal Year 2013                         EBITDA Amount
 ------------------------------------------------------------------------------

For purposes of this Section 5.2 (i) Capital Expenditures shall not include capitalized labor costs, and (ii) the "EBITDA Amount" for any Fiscal Year shall mean an amount equal to 20% of the Consolidated EBITDA of the Borrower for such Fiscal Year.

      Section 5.3 Minimum Net Revenue. Borrower and it Subsidiaries shall have Consolidated net revenues of not less than (i) $22,500,000 for the Fiscal Quarter ending March 31, 2008 and (ii) $23,000,000 for the Fiscal Quarter ending June 30, 2008.

      Section 5.4 Verizon TRS Acquisition Agreement Earn-Out. The Borrower shall reserve on its books, until the Earn-Out (as defined in the Verizon TRS Acquisition Agreement) payable under the Verizon TRS Acquisition has been fully paid (or it has been determined that no payment is due thereunder), an amount equal to the lesser of (i) the maximum Earn-Out reasonably determined by the Borrower to be payable (but not yet paid) from time to time in accordance with the Verizon TRS Acquisition Agreement, and (ii)(A) for the period from the Closing Date to the date which is 50 days thereafter, $2,000,000 and (B) thereafter, $8,000,000. The Borrower shall not be permitted to pay the Earn-Out or any part thereof if after giving effect to any such payment, any Event of Default has occurred and is continuing.

      Section 5.5 Revolver Availability. Until the end of the Fiscal Quarter ending on September 30, 2008, Borrower shall at all times have Revolver Availability (with trade payable being paid currently and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $5,000,000. Thereafter, such Revolver Availability, plus the amount of cash and unrestricted Cash Equivalents held in Controlled Deposit Accounts and Controlled Securities Accounts, shall at all times be at least $5,000,000.


                                   ARTICLE VI

                               REPORTING COVENANTS

            The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

      Section 6.1 Financial Statements. The Borrower shall deliver to the Agents each of the following:

            (a) Monthly Reports. As soon as available, and in any event within 30 days after the end of each fiscal month, beginning with the fiscal month ending April 30, 2008 (excluding any month ending on a date which is also the last day of a Fiscal Quarter) the Consolidated unaudited balance sheet of Borrower as of the close of such fiscal month and related Consolidated statements of income and cash flow for such fiscal month and that portion of the Fiscal Year ending as of the close of such fiscal month, setting forth in comparative form (i) beginning with the fiscal month ending January 31, 2009, the figures for the corresponding periods in the prior Fiscal Year and (ii) the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of Borrower as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end and quarter-end audit adjustments). In addition, for the months ending January 31, 2008, February 29, 2008 and March 31, 2008, Borrower shall deliver to the Agents a monthly profit and loss statement and a cash and working capital statement prepared by management of the Borrower.

            (b) Quarterly Reports. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter, the Consolidated unaudited balance sheet of Borrower as of the close of such Fiscal Quarter and related Consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding periods in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of Borrower as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

            (c) Annual Reports. As soon as available, and in any event within 90 days after the end of each Fiscal Year, the Consolidated balance sheet of Borrower as of the end of such year and related Consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members' Accountants that (i) such Consolidated Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Borrower as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification and (ii) in the course of the regular audit of the businesses of the Group Members, which audit was conducted in accordance with the standards of the United States' Public Company Accounting Oversight Board (or any successor entity), such Group Members' Accountants have obtained no knowledge that a Default or Event of Default in respect of any financial covenant contained in
Article V is continuing or, if in the opinion of the Group Members' Accountants such a Default or Event of Default is continuing, a statement as to the nature thereof (it being understood that the Borrower shall not be required to obtain such certification in this subsection (ii) to the extent it cannot obtain such certification after using commercially reasonable efforts to obtain such certification). The Borrower shall deliver copies of all material reports (including, to the extent Borrower is not prohibited by law from doing so, any management letters) sent to the Loan Parties by their independent certified public accountants promptly upon receipt thereof.

            (d) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (b) or (c) above, (x) a Compliance Certificate duly executed by a Responsible Officer of the Borrower that, among other things, (i) shows in reasonable detail the calculations used in determining Excess Cash Flow, if delivered together with any Financial Statement pursuant to clause (c) above, (ii) demonstrates compliance with each financial covenant contained in Article V tested for the relevant current period at least on a quarterly basis, (iii) states that no Default or Event of Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default or Event of Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto, and (iv) describes in reasonable detail any material adverse change in the relationship between the Borrower and any of its material suppliers or customers and (y) underlying financial information for the period covered by such Financial Statements for the Group Members' business units and segments in form and scope mutually agreed upon by the Agents and Borrower.

            (e) Corporate Chart and Other Collateral Updates. As part of the Compliance Certificate delivered pursuant to clause (d) above, each in form and substance satisfactory to the Agents, a certificate by a Responsible Officer of the Borrower that (i) the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (e)) is correct and complete as of the date of such Compliance Certificate, (ii) the Loan Parties have delivered all documents (including updated schedules as to locations of Collateral and acquisition of Intellectual Property or real property) they are required to deliver pursuant to any Loan Document on or prior to the date of delivery of such Compliance Certificate and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date of delivery of such Compliance Certificate have been delivered to the Agents or are attached to such certificate.

            (f) Additional Projections. As soon as available and in any event not later than the earlier of (x) 60 days after the end of each Fiscal Year (but not including the Fiscal Year ending December 31, 2007), and (y) 15 days after approval thereof by the Borrower's board of directors, (i) the annual business plan of the Group Members for the Fiscal Year next succeeding such Fiscal Year and (ii) forecasts prepared by management of the Borrower (A) for each fiscal month in such next succeeding Fiscal Year and (B) for each other succeeding Fiscal Year through the Fiscal Year containing the Scheduled Term Loan Maturity Date, in each case including in such forecasts (x) a projected year-end Consolidated balance sheet, income statement and statement of cash flows, (y) a statement of all of the material assumptions on which such forecasts are based and (z) substantially the same type of financial information as that contained in the Initial Projections. For the avoidance of doubt, none of the foregoing shall be required to be approved by the Borrower's board of directors prior to the delivery thereof.

            (g) Qualitative and Quantitative Presentation. Together with each delivery of any Financial Statement pursuant to clauses (b) or (c) above, a qualitative and quantitative presentation of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.

            (h) Intercompany Loan Balances. Together with each delivery of any Compliance Certificate pursuant to clause (d) above, a summary of the outstanding balances of all intercompany Indebtedness as of the last day of the Fiscal Quarter covered by such Financial Statement, certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.

            (i) Audit Reports, Management Letters, Etc. Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above and to the extent Borrower is not prohibited by law from doing so, copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members' Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.

            (j) Insurance. Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, each in form and substance reasonably satisfactory to the Agents and certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements, a summary of all material insurance coverage maintained as of the date thereof by any Group

Member, together with such other related documents and information as the Agents may reasonably require.

            (k) Information and Reports Related to Subordinated Debt. Promptly following the delivery thereof to the holders of the Subordinated Debt, a copy of all information and reports related to the Group Members sent by the Borrower to the holders of the Subordinated Debt.

            (l) Correspondence with holders of the Second Lien Loans. Promptly following the delivery thereof to the lenders under the Second Lien Loan Documents, a copy of all information and reports related to the Group Members sent by the Borrower to the lenders under the Second Lien Loan Documents.

            (m) Other Events. The Borrower shall give the Agents notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of the Borrower knows or has reason to know of it: (a)(i) any Default or Event of Default (including any default or event of default under the Second Lien Loan Documents) and (ii) any event or condition that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, specifying, in each case, the nature and anticipated effect thereof and any action proposed to be taken in connection therewith, (b) any event (other than any event involving loss or damage to property) reasonably expected to result in a mandatory payment of the Obligations pursuant to Section 2.8, stating the material terms and conditions of such transaction and estimating the Net Cash Proceeds thereof, (c) the commencement of, or any material developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member or any property of any Group Member that (i) seeks injunctive or similar relief, (ii) in the reasonable judgment of the Borrower exposes any Group Member to liability in an aggregate amount in excess of $300,000 or (iii) if adversely determined could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (d) the acquisition of any real property, and (e) the commencement of any investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member that could reasonably be expected to result in the suspension, revocation, restriction, amendment or nonrenewal of any material Regulatory Permit of any Group Member.

      Section 6.2 Copies of Notices and Reports. To the extent not already provided to the Agents pursuant hereto, the Borrower shall promptly deliver to the Agents copies of each of the following: (a) all material reports that Borrower transmits to its security holders generally, (b) all material documents that any Group Member files with the Securities and Exchange Commission or any securities exchange or any Governmental Authority exercising similar functions,
(c) all material press releases not made available directly to the general public, and (d) any materially adverse notices that any Loan Party executes or receives in connection with any Material Contract.

      Section 6.3 Taxes. The Borrower shall give the Agents notice (which may be made by telephone if promptly confirmed in writing) of the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect promptly after any Responsible Officer of any Group Member knows or has reason to know of it.

      Section 6.4 Labor Matters. The Borrower shall give the Agents notice of each of the following (which may be made by telephone if promptly confirmed in writing), promptly after, and in any event within 30 days after any Responsible Officer of any Group Member obtains knowledge of: (a) the commencement of any material labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities and (b) the incurrence by any Group Member of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in the case of this clause (b), those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect).

      Section 6.5 ERISA Matters. The Borrower shall give the Agents (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan that would result in a Material Adverse Effect, a copy of such notice and (b) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know thereof that (i) a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan that would result in a Material Adverse Effect or a Lien under ERISA or Code Sections 412 or 430, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, or (ii) any ERISA Event that would result in a Material Adverse Effect or a Lien under ERISA or Code Sections 412 or 430, together with a statement of the Responsible Officer setting forth the details of such ERISA Event or Lien and the action which the ERISA Affiliates propose to take with respect thereto.

      Section 6.6 Environmental Matters. (a) The Borrower shall provide the Agents notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member obtains knowledge of (and, upon reasonable request of the Agents, documents and information in connection therewith): (i)(A) Releases of Hazardous Materials in violation of, or in a manner that could give rise to Environmental Liability or to an investigatory, corrective or remedial obligation under, any Environmental Laws with respect to any Group Member or any of its facilities or operations, (B) the receipt by any Group Member of any notice of violation or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in a violation of, or liability under, any Environmental Law with respect to any Group Member or any of its facilities or operations, or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of, or liability under, any Environmental Law with respect to any Group Members or any of their facilities or operations, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Material Environmental Liabilities, (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iii) any proposed acquisition or lease of real property (except as part of any Permitted Acquisition) if such acquisition or lease would have a reasonable likelihood of resulting in Material Environmental Liabilities.

            (b) Upon  reasonable  written  request of the Agents,  the  Borrower shall provide the Agents with a report containing an update as to the status of the investigation, corrective action, remediation or other matters with respect to any (i) material non-compliance with Environmental Laws identified in any document delivered to any Secured Party pursuant to any Loan Document or (ii) adverse environmental, health or safety condition concerning any Group Member or any of its facilities or operations, where such condition is reasonably expected to result in Material Environmental Liabilities.

      Section 6.7 Other Information. The Borrower shall provide the Agents with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations of any Group Member as the Agents or any Lender through the Administrative Agent may from time to time reasonably request.

      Section 6.8 Delivery of Information to Lenders. The Borrower shall provide to each Lender copies of all documents and information delivered by the Borrower to the Agents pursuant to this Article VI upon delivery of such documents and information to the Agents.


                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

            The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers and the Agents to each of the following, as long as any Obligation or any Commitment remains outstanding:

      Section 7.1 Maintenance of Corporate Existence. Each Group Member shall preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Sections 8.4 and 8.7.

      Section 7.2 Compliance with Laws, Etc. Each Group Member shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except for such failures to comply that would not, either individually or in the aggregate, have a Material Adverse Effect.

      Section 7.3 Payment of Obligations. Each Group Member shall pay or discharge before they become past due (a) all claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Group Member, except, in each case, for (A) those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP and (B) those which are less than $500,000 in the aggregate.

      Section 7.4 Maintenance of Property and Rights. Each Group Member shall maintain and preserve (a) in good working order and condition (ordinary wear and tear and casualty and obsolescence excepted) all of its property necessary in the conduct of its business and (b) all rights (charter and statutory), permits, licenses, approvals and privileges (including all Permits and registrations in respect of its trademarks, trade names and service marks) necessary, used or useful in the conduct of its business (whether for the ownership, lease, sublease or other operation or occupation of property or otherwise), and shall make all necessary or appropriate filings with, and give all required notices to, Government Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, either individually or in the aggregate, have a Material Adverse Effect. Each Group Member shall perform of all obligations under any Contractual Obligation to such Loan Party or any of its Subsidiaries is bound, or to which it or any of its properties is subject, including the Related

Documents,   except  where  the  failure  to  perform  would  not  have,  either individually or in the aggregate, a Material Adverse Effect.

      Section 7.5 Maintenance of Insurance. Each Group Member shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members (including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Group Members and (b) cause all such insurance relating to any property or business of any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate (except in the case of director and officer liability policies, workers compensation policies, kidnap and ransom policies, terrorism or similar policies), and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' notice thereof to the Administrative Agent.

      Section 7.6 Keeping of Books. The Group Members shall keep proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.

      Section 7.7 Access to Books and Property. Each Group Member shall permit each Agents (and any Lender to the extent accompanying an Agent) and any Related Person of any of them, as often as reasonably requested (but, unless an Event of Default has occurred and is continuing, no more than once per Fiscal Quarter), at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required to (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member,
(b) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member and (c) communicate directly with any registered certified public accountants (including the Group Members' Accountants) of any Group Member, so long as the Borrower is provided reasonable advance notice and the opportunity to participate in such discussions. Subject to clause (c) above, each Group Member shall authorize their respective registered certified public accountants (including the Group Members' Accountants) to communicate directly with the Agents and their Related Persons and to disclose to the Agents and their Related Persons all financial statements and other documents and information as they might have and the Agents reasonably request with respect to any Group Member. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, (i) the Borrower shall not be obligated to pay the fees, costs and expenses for more than one (1) such visit or inspection of the Loan Parties conducted during each 12 month period during the term of this Agreement and (ii) Agents shall notify the Borrower prior to communicating with any such independent accountants and a Responsible Officer shall have the right to be present at such discussions. Without in any way limiting the foregoing, each Group Member, at the request of each Agent or the Required Lenders, will participate and cause key management personnel of such Group Member to participate in a meeting with the Agents and the Lenders at least once during each Fiscal Year.

      Section 7.8 Environmental. Each Group Member shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by lawful orders and directives of any Governmental Authority) except for any such failures to comply that would not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if the Agents at any time have a reasonable basis to believe that there exist violations of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, in each case, that would have, either individually or in the aggregate, a Material Adverse Effect, then each Group Member shall, promptly upon receipt of prior written request from either Agent, cause the performance of, and allow either Agent and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agents may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Agents or any of their Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Agents and shall be in form and substance reasonably acceptable to the Agents.

      Section 7.9 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower (and, to the extent distributed to them by the Borrower, each other Group Member) solely (a) to consummate the Related Transactions and for the payment of related transaction costs, fees and expenses, (b) for the payment of transaction costs, fees and expenses incurred in connection with the Loan Documents and the transactions contemplated therein and (c) for working capital and other general corporate purposes, including Permitted Acquisitions.

      Section 7.10 Additional Collateral and Guaranties. To the extent not delivered to the Agents on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Closing Date), each Group Member shall, promptly, do each of the following, unless otherwise agreed by the Agents:

            (a) deliver to the Agents such modifications to the terms of the Loan Documents (or, to the extent applicable as determined by the Agents, such other documents), in each case in form and substance reasonably satisfactory to the Agents and as the Agents deem necessary or advisable in order to ensure the following:

                  (i) (A) each Subsidiary of any Loan Party that has entered into Guaranty Obligations with respect to any Indebtedness of the Borrower and (B) each Wholly Owned Subsidiary of any Loan Party shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Borrower; and

                  (ii) each Loan Party (including any Person required to become a Guarantor pursuant to clause (i) above) shall effectively grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of its property (other than Excluded Property under and as defined in the Guaranty and Security Agreement), including all of the Stock and Stock Equivalents and other Securities owned by such Loan Party, as security for the Obligations of such Loan Party;

provided, however, that, unless the Borrower and the Agents otherwise agree, in no event shall (x) any Excluded Foreign Subsidiary be required to guaranty the payment of any Obligation, (y) the Loan Parties, individually or collectively, be required to pledge in excess of 66% of the outstanding Voting Stock of any Excluded Foreign Subsidiary or (z) a security interest be required to be granted on any property of any Excluded Foreign Subsidiary as security for any Obligation;

            (b) deliver to the Agents all documents representing all Stock, Stock Equivalents, other Securities, chattel paper and instruments pledged pursuant to the documents delivered pursuant to clause (a) above, together with undated powers or endorsements duly executed in blank;

            (c) upon request of the Agents, deliver to it a Mortgage on any real property owned by any Loan Party, together with all Mortgage Supporting Documents relating thereto (or, if such real property is located in a jurisdiction outside the United States, similar documents deemed appropriate by the Agents to obtain the equivalent in such jurisdiction of a first-priority mortgage on such real property);

            (d) to take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Liens have the same priority as that of the Liens on similar Collateral set forth in the Loan Documents executed on the Closing Date (or, for Collateral located outside the United States, a similar priority acceptable to the Agents), including the filing of UCC financing statements in such jurisdictions as may be required by the Loan Documents or applicable Requirements of Law or as the Agents may otherwise reasonably request;

            (e) use commercially reasonable efforts to deliver to the Agents a landlord's agreement or bailee letter, as applicable, from the lessor of each leased property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located (subject to Section 7.15 and excluding each location where Collateral with a value of less than $200,000 is located), unless otherwise consented to by the Agents, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agents; provided that the Group Members shall deliver to the Agents a landlord's agreement from the lessor of the leased property where the Group Members' books and records are located which agreement shall contain a waiver or subordination of all Liens or claims that the landlord may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agents; and

            (f) deliver to the Agents and the Lenders legal opinions relating to the matters described in this Section 7.10, which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Agents.

      Section 7.11 Deposit Accounts; Securities Accounts and Cash Collateral Accounts. (a) Each Loan Party shall (i) deposit all of its cash in deposit accounts that are Controlled Deposit Accounts, provided, however, that each Group Member may maintain zero-balance accounts for the purpose of managing local disbursements and may maintain accounts for: (A) payroll, (B) payroll taxes, (C) other employee wage and benefit payments for the benefit of the Group Members' salaried employees, and (D) withholding taxes and other fiduciary accounts, (ii) deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts, in each case except for cash and Cash Equivalents the aggregate value of which does not exceed at any time $10,000 for any one account and $50,000 in the aggregate.

            (b) The Agents shall not have any responsibility for, or bear any risk of loss of, any investment or income of any funds in any Cash Collateral Account. From time to time after funds are deposited in any Cash Collateral Account, the Agents may apply funds then held in such Cash Collateral Account to the payment of Obligations in accordance with Section 2.12.

No Group Member and no Person claiming on behalf of or through any Group Member shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all Commitments and the payment in full of all Obligations and, in the case of L/C Cash Collateral Accounts, the termination of all outstanding Letters of Credit.

      Section 7.12 Interest Rate Contracts. Unless otherwise agreed by the Agents, the Borrower shall use commercially reasonable efforts to have entered into within 90 days of the Closing Date, and thereafter maintain, Interest Rate Contracts on terms and with counterparties reasonably satisfactory to the Agents, to provide protection against fluctuation of interest rates for a term of not less than 3 years and for a notional amount up to 50% of the aggregate principal amount of the Term Loan.

      Section 7.13 Payment of Taxes. Each Tax Affiliate shall properly prepare and file all material tax returns and shall timely pay and discharge (or cause to be paid and discharged) all material taxes, assessments and governmental and other charges or levies imposed upon it or upon its income or profits, or upon property belonging to it; provided that such Tax Affiliate shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by appropriate proceedings and for which the affected Tax Affiliate shall have set aside on its books adequate reserves with respect thereto in conformance with GAAP.

      Section 7.14 ERISA. Each Group Member shall comply in all material respects with the applicable provisions of ERISA and the Code, except to the extent such failure to comply, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      Section 7.15 Post-Closing Matters. The Borrower shall deliver to Agents, in form and substance reasonably satisfactory to Agents, the items (or undertake the efforts) described on Schedule 7.15 on or before the dates specified with respect to such items and efforts or such later dates as may be agreed to by Agents, in their sole discretion.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

            The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers and the Agents to each of the following, as long as any Obligation or any Commitment remains outstanding:

      Section 8.1 Indebtedness. No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:

            (a) the Obligations;

            (b)  Indebtedness  existing  on the  date  hereof  and set  forth on
Schedule 8.1, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (b);

            (c) Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by any Group Member to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Group Member, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (c); provided, however, that (i) if the aggregate outstanding principal amount of all such Indebtedness exceeds $500,000 at the time of incurrence of any Indebtedness under this Section 8.1(c), then on the date of such incurrence (A) the Borrower would have been in compliance with the financial covenants set forth in Article V on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder (after giving effect to the incurrence of any Indebtedness under this Section 8.1(c) as if incurred on the first day of such period), and (B) the Borrower shall reasonably project that the Borrower and its Subsidiaries shall continue to be in compliance with the financial covenants set forth in Article V for the twelve-month period after the incurrence of such Indebtedness, and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness (each measured at the time such acquisition, repair, improvement or construction is made);

            (d) intercompany loans owing to any Group Member and constituting Permitted Investments of such Group Member;

            (e) (i) obligations under Interest Rate Contracts entered into to comply with Section 7.12 and (ii) obligations under other Hedging Agreements entered into for the sole purpose of hedging in the normal course of business, for non-speculative purposes and consistent with industry practices;

            (f) Guaranty Obligations of (i) any Loan Party with respect to Indebtedness permitted hereunder of any Loan Party and (ii) any Group Member that is not a Loan Party with respect to Indebtedness permitted hereunder of any Loan Party or any other Group Member that is not a Loan Party;

            (g) Indebtedness under the Second Lien Loan Documents in an aggregate outstanding principal amount not to exceed $30,000,000 at any time and any Permitted Refinancing thereof to the extent permitted under the Intercreditor Agreement;

            (h) any unsecured Indebtedness of any Group Member; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $500,000 at any time;

            (i) in each case to the extent (if any) that such obligations constitute Indebtedness and provided that such obligation arises in the ordinary course of business and not in connection with the obtaining of financing, (a) reimbursement or indemnification obligations owed to any Person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance and (b) take-or-pay obligations contained in supply arrangements;

            (j) Indebtedness in respect of performance bonds, bid bonds, surety bonds, performance and completion guarantees and similar obligations (including bonding obligations with respect to the Group Members' telecommunications relay services contracts) in each case provided in the ordinary course of business and in an outstanding amount not to exceed $4,000,000 in the aggregate;

            (k) Indebtedness owed to any bank consisting of liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds (none of which shall consist of Indebtedness for borrowed money); and

            (l) customary indemnification, adjustment of purchase price or similar obligations of the Loan Parties arising under any of the Verizon TRS Acquisition Agreement, Hands On Merger Agreement or the documents pertaining to a Permitted Acquisition or a Sale permitted hereunder.

      Section 8.2 Liens. No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for the following:

            (a) Liens created pursuant to any Loan Document;

            (b) Customary Permitted Liens of Group Members;

            (c) Liens existing on the date hereof and set forth on Schedule 8.2;

            (d) Liens on the property of the Borrower or any of its Subsidiaries securing Indebtedness permitted hereunder in reliance upon Section 8.1(c); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 90 days after, the acquisition, repair, improvement or construction of, such property financed, whether directly or through a Permitted Refinancing, by such Indebtedness and
(ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed, whether directly or through a Permitted Refinancing, by such Indebtedness;

            (e) Liens on the property of the Borrower or any of its Subsidiaries securing the Permitted Refinancings of any Indebtedness secured by any Lien on such property permitted hereunder in reliance upon clause (c) or (d) above or this clause (e) without any change in the property subject to such Liens;

            (f) cash deposits securing Indebtedness permitted under Section 8.1(j); provided that the Borrower shall use commercially reasonable efforts to provide a Letter of Credit instead of such cash deposits (and with respect to such cash deposits made on the Closing Date no later than six (6) months after the Closing Date); and

            (g) Liens securing the loans and other obligations under the Second Lien Loan Documents and Permitted Refinancing thereof as long as such Liens (i) attach only to collateral in which the Loan Parties have granted to the Administrative Agent an enforceable Lien to secure the obligations (and the Loan Parties have complied with their obligations under the Loan Documents relating to the perfection of such Liens) and (ii) are subordinated to the Administrative Agent's Lien pursuant to, and are in all other respects subject to, the Intercreditor Agreement.

      Section 8.3 Investments. No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:

            (a)  Investments  existing  on the  date  hereof  and set  forth  on
Schedule 8.3;

            (b) Investments in cash and Cash Equivalents;

            (c) (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Borrower) arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit;

            (d) Investments made as part of the Acquisition or a Permitted Acquisition;

            (e) Investments by any Loan Party in any other Loan Party; provided, that any Investment consisting of loans or advances to any Loan Party shall be subordinated in full to the payment of the Obligations of such Loan Party on terms and conditions satisfactory to the Agents;

            (f) loans or advances to employees of the Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted; provided, however, that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (f) shall not exceed $250,000 at any time;

            (g) Liens to the extent permitted under Section 8.2;

            (h) Hedging Agreements entered into by a Loan Party or any of its Subsidiaries to the extent permitted under Section 8.1(e);

            (i) Guaranty Obligations the extent permitted under Section 8.1(f);

            (j) securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

            (k) loans made to directors, officers and employees in exchange for equity interests of Borrower purchased by such directors, officers and employees, so long as (A) no cash is remitted by any Loan Party to any such directors, officers or employees in connection with such Loans and (B) such Loans are merely book-entry items; and

            (l) any other Investment by the Borrower or any of its Subsidiaries; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $250,000 at any time.

      Section 8.4 Asset Sales. No Group Member shall Sell any of its property (other than cash) or issue shares of its own Stock, except for the following:

            (a) in each case to the extent entered into in the ordinary course of business, (i) Sales of Cash Equivalents or inventory, (ii) Sales of property that has become obsolete or worn out, and (iii) non-exclusive licenses of Intellectual Property in the ordinary course of its business;

            (b) a true lease or sublease of real property in the ordinary course of business not constituting Indebtedness and not entered into as part of a Sale and Leaseback Transaction;

            (c) (i) any Sale of any property (other than their own Stock or Stock Equivalents) by any Group Member to any other Group Member to the extent any resulting Investment constitutes a Permitted Investment; provided, that no Loan Party shall Sell any property to a Group Member who is not a Loan Party except to the extent expressly permitted under Section 8.3(l), (ii) any Restricted Payment by any Group Member permitted pursuant to Section 8.5 and
(iii) any distribution by Borrower of the proceeds of Restricted Payments from any other Group Member to the extent permitted in Section 8.5;

            (d) (i) any Sale or issuance by Borrower of its own Stock, (ii) any Sale or issuance by any Subsidiary of the Borrower of its own Stock to any Loan Party and (iii) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary of the Borrower, any Sale or issuance by such Subsidiary of its own Stock constituting directors' qualifying shares or nominal holdings;

            (e) as long as no Default or Event of Default is continuing or would result therefrom, any Sale of property (other than as part of a Sale and Leaseback Transaction) of, or Sale or issuance of its own Stock by, any Group Member (other than Borrower) for fair market value for consideration payable at least 75% in cash upon such sale; provided, however, that the aggregate consideration received for all such Sales shall not exceed $500,000 in the aggregate after the Closing Date;

            (f) write-offs or discounts or forgiveness of accounts payable in the ordinary course of business;

            (g) the Sales identified in Schedule 8.4 hereto; and

            (h) transfers by any Domestic Subsidiary of a Loan Party in the ordinary course of business of assets to the Borrower or any other Domestic Subsidiary.

      Section 8.5 Restricted Payments. No Group Member shall directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

            (a) (i) Restricted Payments (A) by any Group Member (other than Borrower) that is a Loan Party to any Loan Party and (B) by any Group Member that is not a Loan Party to any Group Member and (ii) dividends and distributions by any Subsidiary of the Borrower that is not a Loan Party to any holder of its Stock, to the extent made to all such holders ratably according to their ownership interests in such Stock;

            (b) dividends and distributions declared and paid on the common Stock of any Group Member (other than Borrower) ratably to the holders of such common Stock and payable only in common Stock of such Group Member;

            (c)   payments   by  Borrower   to  Sponsor  in   reimbursement   of
out-of-pocket costs and expenses incurred by Sponsor in accordance with the Management Agreement;

            (d) the redemption, purchase or other acquisition or retirement for value by Borrower of its common Stock (or Stock Equivalents with respect to its common Stock) from any present or former employee, director or officer (or the assigns, estate, heirs or current or former spouses thereof) of any Group Member upon the death, disability or termination of employment of such employee, director or officer; provided, however, that (w) the amount of such cash


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

dividends paid after the Closing Date shall not exceed $750,000 in the aggregate; (x) no Default or Event of Default is then continuing or would result therefrom; (y) such action is not otherwise prohibited under the terms of any Indebtedness (other than the Obligations) of any Group Member; and (z) Borrower would have been in compliance with the financial covenants set forth in Article V on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder (after giving effect to such Restricted Payment and all Loans funded in connection therewith as if made on the first day of such period); and

            (e) payment of customary compensation to members of Borrower's board of directors.

      Section 8.6 Prepayment of Indebtedness. No Group Member shall (x) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness, (y) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (z) make any payment in violation of any subordination terms of any Subordinated Debt; provided, however, that each Group Member may, to the extent otherwise permitted by the Loan Documents, do each of the following:

            (a) (i) prepay the Obligations, (ii) consummate a Permitted Refinancing to the extent permitted (A) in the case of the Second Lien Term Loans, under the Intercreditor Agreement, and (B) otherwise, under Section 8.1 and (iii) prepay in full on the Closing Date the Payoff Debt;

            (b) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (A) in the case of any Group Member that is not a Loan Party, any Indebtedness owing by such Group Member to any Loan Party and
(B) any Indebtedness owing to any Loan Party;

            (c) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness but only, in the case of Subordinated Debt, to the extent permitted by the subordination provisions thereof;

            (d) prepay in the ordinary course of business Capitalized Lease Obligations permitted under Section 8.1; provided that no Default or Event of Default exists and is continuing or results from such payment; and

            (e) prepay, exchange or otherwise retire Subordinated Debt for Stock issued by the Borrower; provided that such Stock does not constitute Indebtedness and that no Default or Event of Default exists and is continuing or results from such payment.

      Section 8.7 Fundamental Changes. No Group Member shall (a) merge, consolidate or amalgamate with any Person, (b) acquire all or substantially all of the Stock or Stock Equivalents of any Person or form any Subsidiary (other than in connection with a Permitted Acquisition) or (c) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except for the following:
(i) to consummate any Permitted Acquisition, (ii) the dissolution of the Inactive Subsidiaries, (iii) any Sale permitted hereunder and (iv) the merger, consolidation or amalgamation of any Subsidiary of the Borrower into any Loan Party; provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the surviving Person and (B) in the case of any merger, consolidation or amalgamation involving any other Loan Party, a Loan Party


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

shall be the surviving corporation and all actions required to maintain the perfection of the Lien of the Administrative Agent on the Stock or property of such Loan Party shall have been made.

      Section 8.8 Change in Nature of Business. (a) No Group Member shall carry on any business, operations or activities (whether directly, through a joint venture, in connection with a Permitted Acquisition or otherwise) substantially different from those carried on by the Borrower and its Subsidiaries at the date hereof and business, operations and activities reasonably related thereto.

            (b) None of the Inactive Subsidiaries shall engage in any material business, operations or activity, or hold any material amount of property, other than the following, (i) paying taxes and dividends permitted hereunder, (ii) holding directors' and shareholders' meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (iii) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock, (iv) defending or otherwise taking action deemed appropriate by such Inactive Subsidiary or any Group Member with respect to any liabilities of such Inactive Subsidiary, including any litigation, action or proceeding, including as set forth in Schedule 4.7, and (v) such other business, operations and activities consented to by the Agents.

      Section 8.9 Transactions with Affiliates. No Group Member shall, except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate of the Borrower that is not a Loan Party (including Guaranty Obligations with respect to any obligation of any such Affiliate), except for (a) transactions in the ordinary course of business on a basis no less favorable to such Group Member as would be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Borrower, (b) employment contracts with, and reasonable expense reimbursements, indemnities, salaries and other reasonable director or employee compensation to, officers and directors of any Group Member, (c) the Related Transaction on or prior to the Closing Date, (d) reimbursement of out-of-pocket costs and expenses of the Sponsor and its Control Investment Affiliates incurred in connection with the Related Transactions or payable under Section 8.5(c), (e) issuances of Stock of the Borrower and the entry into and amendment of related agreements with holders of the Borrower's Stock not involving any cash payments, (f) the replacement, release or termination of Guaranty Obligations of holders of the Borrower's Stock with respect to certain existing Indebtedness and Contractual Obligations of Hands On existing as of the Closing Date, (g) the amendment of the Certificate of Incorporation in accordance with Section 7.15, (h) amendments, modifications and refinancings of the Second Lien Loan Documents in accordance with, and to the extent permitted by, the Intercreditor Agreement and
(i) transactions on arm's-length terms with Walden Venture Capital and its Affiliates.

      Section 8.10 Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments. No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting the ability of (a) any Subsidiary of the Borrower to make Restricted Payments to, or Investments in, or repay Indebtedness or otherwise Sell property to, any Group Member or (b) any Group Member to incur or suffer to exist any Lien upon any property of any Group Member, whether now owned or hereafter acquired, securing any of its Obligations (including any "equal and ratable" clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (i) pursuant to the Loan Documents; and (ii) pursuant to the Second Lien Loan Documents and any Permitted Refinancing thereof and (iii) limitations on Liens (other than Liens securing any Obligation) set forth in the Contractual Obligations governing Permitted Liens provided any such limitation contained therein relates only to the property subject to such Permitted Lien.

      Section 8.11 Modification of Certain Documents. No Group Member shall do any of the following:

            (a) waive or otherwise modify (i) any term of the Verizon TRS Acquisition Agreement or Hands On Merger Agreement or any other Related Document (other than the Second Lien Documents) in any material respect that is adverse to the interests of any Secured Party under the Loan Documents or in the Collateral, or (ii) any term of any Constituent Document of any Group Member, or otherwise change the capital structure of any Group Member (including the terms of any of their outstanding Stock or Stock Equivalents), in any material respect or in any respect adverse to the interests of any Secured Party under the Loan Documents or in the Collateral (provided that the Borrower may amend the Certificate of Incorporation in accordance with Section 7.15).

            (b) waive or otherwise modify any term of (A) any Subordinated Debt if the effect thereof on such Subordinated Debt is to (i) increase the non-default interest rate by more than 2.0% per annum, (ii) change the due dates for principal or interest, other than to extend such dates, (iii) modify any default or event of default, other than to delete it or make it less restrictive, (iv) add any covenant with respect thereto, (v) modify any subordination provision, (vi) modify any redemption or prepayment provision, other than to extend the dates therefor or to reduce the premiums payable in connection therewith or (vii) materially increase any obligation of any Group Member or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Group Member or any Secured Party, or (B) any Material Contract in a manner materially adverse to the interests of any Secured Party under the Loan Documents or in the Collateral.

            (c) waive or otherwise modify any term of the Second Lien Loan Documents, other than any such waiver or modification that is permitted to be made pursuant to the Intercreditor Agreement.

      Section 8.12 Accounting Changes; Fiscal Year. No Group Member shall change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law, or (b) its fiscal year or its method for determining fiscal quarters or fiscal months, in each case without the consent of the Agents (which consent shall not be unreasonably withheld).

      Section 8.13 Margin Regulations. No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

      Section 8.14 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist any event that could result in the imposition of a Lien under ERISA or Code Sections 412 or 430 or any other ERISA Event, that could, either individually or in the aggregate, have a Material Adverse Effect. The ERISA Affiliate shall provide notice to Agents if such an event shall occur.

      Section 8.15 T-Mobile Obligations. Prior to amendment of the lien and financing statement of T-Mobile in accordance with clause 5 of Schedule 7.15,
(a) no Group Member shall (i) permit the aggregate obligations and liabilities of the Group Members to T-Mobile and its subsidiaries and affiliates to exceed $100,000 at any time, (ii) waive or otherwise modify the


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

terms of the T-Mobile Agreement in any respect adverse to the interest of any Secured Party under the Loan Documents or in the Collateral, or (iii) transfer any assets to or make any investments in GoAmerica Communications Corp. outside the ordinary course of business, (b) commencing on the date which is 180 days after the Closing Date, the Borrower shall establish a restricted cash reserve on its books in an amount equal to five (5) times the latest gross monthly purchases of the Group Members under the T-Mobile Agreement plus an amount equal to the "Shortfall Damages" (as defined in the T-Mobile Agreement), if any, measured monthly on a contract year to date basis and based upon the "Monthly Volume Commitment" (as defined in the T-Mobile Agreement) and (c) the Borrower shall deliver to the Agents together with delivery of a Compliance Certificate pursuant to Section 6.1(d), monthly and year to date financial information with respect to the T-Mobile Agreement.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

      Section  9.1  Definition.  Each of the  following  shall  be an  Event  of
Default:

            (a) the Borrower shall fail to pay (i) any principal of any Loan or any L/C Reimbursement Obligation when the same becomes due and payable or (ii) any interest on any Loan, any fee under any Loan Document or any other Obligation (other than those set forth in clause (i) above) and, in the case of this clause (ii), such non-payment continues for a period of three (3) Business Days after the due date therefor; or

            (b) any representation, warranty or certification made or deemed made by or on behalf of any Loan Party in any Loan Document or by or on behalf of any Loan Party (or any Responsible Officer thereof) in connection with any Loan Document (including any other document delivered in connection with any Loan Document) shall prove to have been incorrect in any material respect when made or deemed made; or

            (c) any Loan Party  shall fail to comply with (i) any  provision  of
Article V  (Financial  Covenants),  Sections  6.1  (Financial  Statements),  7.1
(Maintenance  of Corporate  Existence),  7.5  (Maintenance  of  Insurance),  7.7
(Access to Books and Property), 7.9 (Application of Loan Proceeds), 7.15 (Post-Closing Matters) or Article VIII (Negative Covenants), or (ii) any other provision of any Loan Document if, in the case of this clause (ii), such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by the Agents or the Required Lenders; or

            (d) (i) any Group Member (other than an Inactive Subsidiary) shall fail to make any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness of any Group Member (excluding the Obligations) and, in each case, such failure relates to Indebtedness in an amount of $500,000 or more and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to any such Indebtedness, (ii) any other event shall occur or condition shall exist after the applicable grace period, if any, specified in such agreements or instruments under any Contractual Obligation relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled or mandatory required prepayment or voluntary termination of a capital lease), prior to the stated maturity thereof; or

            (e) (i) any Group Member (other than an Inactive Subsidiary) shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Group Member is seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Group Member (other than an Inactive Subsidiary), either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur, or (iii) any Group Member (other than an Inactive Subsidiary) shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above; or

            (f) one or more judgments, orders or decrees (or other similar process) shall be rendered against any Group Member (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any Group Member, to the extent the relevant insurer has not denied coverage therefor) in excess of $500,000 or (B) otherwise, that would have, either individually or in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 30 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or

            (g) except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Administrative Agent or as otherwise expressly permitted under any Loan Document, (i) any material provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against, any Loan Party party thereto, or (ii) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any material portion of the Collateral or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document, or any Group Member shall state in writing that any of the events described in clause (i) or (ii) above shall have occurred; or

            (h) any Group Member is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, earthquake, embargo, terrorist attack, war, act of God or of the public enemy or other similar casualty (a "Casualty Event") that results in the loss of more than 25% of the consolidated revenues of the Borrower and its Subsidiaries, which revenue stream does not return to pre-Casualty Event levels within 90 days of the day the Casualty Event began; or

            (i) there shall occur any Change of Control; or

            (j) the Hands On Merger shall not have been consummated by 11:59 p.m. on the Closing Date; or

            (k) the Stellar Nordia Managed Services Agreement shall be terminated and a similar agreement in form and on terms substantially comparable to or better than the Stellar Nordia Managed Services Agreement shall not have been entered into within 180 days of such termination; or

            (l) any event of default shall occur under any Mortgage and remains unremedied or uncured for any applicable cure periods therein; or

            (m) if any Group Member shall lose, fail to keep in force, suffer the termination, suspension, or revocation of, or terminate or forfeit any material Permit issued by the FCC to a Group Member.

      Section 9.2 Remedies. During the continuance of any Event of Default, either Agent may, and, at the request of the Required Lenders, shall, in each case by notice to the Borrower and in addition to any other right or remedy provided under any Loan Document or by any applicable Requirement of Law, do each or any of the following: (a) declare all or any portion of the Commitments terminated, whereupon the Commitments shall immediately be reduced by such portion or, in the case of a termination in whole, shall terminate together with any obligation any Lender may have hereunder to make any Loan and any L/C Issuer may have hereunder to Issue any Letter of Credit (b) declare immediately due and payable all or part of any Obligation (including any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower (and, to the extent provided in any other Loan Document, other Loan Parties); provided, however, that, effective immediately upon the occurrence of any Event of Default specified in Section 9.1(e)(ii), (x) the Commitments of each Lender to make Loans and the commitment of each L/C Issuer to Issue Letters of Credit shall each automatically be terminated and (y) each Obligation (including in each case any accrued all accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by the Borrower (and, to the extent provided in any other Loan Document, any other Loan Party), (c) take the actions described in Section 9.3, and (d) exercise any other remedies which may be available under the Loan Documents or applicable law.

      Section 9.3 Actions in Respect of Letters of Credit. At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in L/C Cash Collateral Accounts shall be less than 105% of the L/C Obligations for all Letters of Credit at such time and (iii) as required by Section 2.12, the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 11.11, for deposit in a L/C Cash Collateral Account, the amount required so that, after such payment, the aggregate funds on deposit in the L/C Cash Collateral Accounts equals or exceeds 105% of the L/C Obligations for all Letters of Credit at such time (not to exceed, in the case of clause (iii) above, the payment to be applied pursuant to
Section 2.12 to provide cash collateral for Letters of Credit).


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

                                   ARTICLE X

                                   THE AGENTS

      Section 10.1 Appointment and Duties. (a) Appointment of Agents. Each Lender and each L/C Issuer hereby appoints Churchill (together with any successor Administrative Agent pursuant to Section 10.9) as the Administrative Agent and Ableco (together with any successor Collateral Agent pursuant to Section 10.9) as the Collateral Agent hereunder and authorizes the Agents to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Group Member, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Agents under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

            (b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, (i) each of the Agents shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and are hereby authorized, to (A) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (B) manage, supervise and otherwise deal with the Collateral (C) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (D) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Agents and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (E) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver, (ii) the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Collateral Agent, the Lenders and L/C Issuers), and is hereby authorized, to act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, and (iii) the Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the Administrative Agent, the Lenders and L/C Issuers), and is hereby authorized, to act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein; provided, however, that the Agents hereby appoint, authorize and direct each Lender and L/C Issuer to act as collateral sub-agent for the Agents, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Agents, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

            (c) Limited Duties. Under the Loan Documents, the Agents (i) are acting solely on behalf of the Lenders and the L/C Issuers (except to the limited extent provided in Section 2.14(b) with respect to the Register and in
Section 10.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term "Administrative Agent", "Collateral Agent", the terms "agent", "administrative agent" and "collateral agent" and similar


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

terms in any Loan Document to refer to either Agent, which terms are used for title purposes only, (ii) are not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender and L/C Issuer hereby waives and agrees not to assert any claim against the Agents based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

      Section 10.2 Binding  Effect.  Each Lender and each L/C Issuer agrees that
(i) any action taken by either Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by either Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by either Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

      Section 10.3 Use of Discretion. (a) No Action without Instructions. The Agents shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or
(ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

            (b) Right Not to Follow Certain Instructions. Notwithstanding clause
(a) above, the Agents shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Agents receive an indemnification satisfactory to them from the Lenders (or, to the extent applicable and acceptable to the Agents, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Agents or any Related Person thereof or (ii) that is, in the opinion of the Agents or their counsel, contrary to any Loan Document or applicable Requirement of Law.

      Section 10.4 Delegation of Rights and Duties. The Agents may, upon any term or condition they specify, delegate or exercise any of their rights, powers and remedies under, and delegate or perform any of their duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article X to the extent provided by the Agents.

      Section 10.5 Reliance and Liability. (a) The Agents may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e), (ii) rely on the Register to the extent set forth in Section 2.14, (iii) consult with any of their Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by them to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

            (b) None of the Agents and their Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender, L/C Issuer and the Borrower hereby waives and shall not assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of either Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Agents:

                  (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of either Agent, when acting on behalf of such Agent);

                  (ii) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

                  (iii) make no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by either Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by either Agent in connection with the Loan Documents; and

                  (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled "notice of default" (in which case the Agents shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer, and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against either Agent based thereon.

      Section 10.6 Each Agent Individually. Each Agents and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as an Agent and may receive separate fees and other payments therefor. To the extent either Agent or any of their Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms "Lender", "Revolving Credit Lender", "Term Loan Lender", "Required Lender" and "Required Revolving Credit Lender" and any similar terms


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

shall, except where otherwise expressly provided in any Loan Document, include, without limitation, either Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Credit Lender, Term Loan Lender or as one of the Required Lenders or Required Revolving Credit Lenders respectively.

      Section 10.7 Lender Credit Decision. Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon the Agents, any Lender or L/C Issuer or any of their Related Persons or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by either Agent or any of their Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by either Agent to the Lenders or L/C Issuers, the Agents shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of either Agent or any of their Related Persons.

      Section 10.8 Expenses; Indemnities. (a) Each Lender agrees to reimburse the Agents and each of their Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for such Lender's Pro Rata Share with respect to the Facilities of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by either Agent or any of their Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

            (b) Each Lender further agrees to indemnify the Agents and each of their Related Persons (to the extent not reimbursed by any Loan Party), from and against such Lender's aggregate Pro Rata Share with respect to the Facilities of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against either Agent or any of their Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by either Agent or any of their Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Agents or any of their Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Agents or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

      Section 10.9 Resignation of Agents or L/C Issuer. (a) Each Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if not such date is set forth therein, upon the date such notice shall be effective. If either Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, within 30 days after the retiring Agent having given notice of resignation, no successor


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

Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld, conditioned or delayed but shall not be required during the continuance of an Event of Default.

            (b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Agent until a successor Agent shall have accepted a valid appointment hereunder,
(iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 10.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

            (c) Any L/C Issuer may resign at any time by delivering notice of such resignation to the Agents, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice shall be effective. Upon such resignation, the L/C Issuer shall remain an L/C Issuer and shall retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Obligation thereof) with respect to Letters of Credit Issued by such L/C Issuer prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations under the Loan Documents.

      Section 10.10 Release of Collateral or Guarantors. Each Lender and L/C Issuer hereby consents to the release and hereby directs the Agents to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

            (a) any Subsidiary of the Borrower from its guaranty of any Obligation of any Loan Party if all of the Securities of such Subsidiary owned by any Group Member are Sold in a Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 7.10; and

            (b) any Lien held by the Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is Sold by a Loan Party in a Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 7.10 after giving effect to such Sale have been granted,
(ii) any property subject to a Lien permitted hereunder in reliance upon Section 8.2(d) or (e) and (iii) all of the Collateral and all Loan Parties, upon (A) termination of the Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) that the Agents have been notified in writing are then due and payable by the holder of such obligation, (C) deposit of cash collateral with respect to all contingent Obligations (or, in the case of any L/C Obligation, a back-up letter of credit has been issued), in amounts and on terms and conditions and with parties satisfactory to the Agents and each Indemnitee that is owed such Obligations and (D) to the extent requested by the Agents, receipt by the Secured Parties of liability releases from the Loan Parties each in form and substance acceptable to the Agents.


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

Each Lender and L/C Issuer hereby directs the Agents, and the Agents hereby agree, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this
Section 10.10.

      Section 10.11 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer as long as, by accepting such benefits, such Secured Party agrees, as among the Agents and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Agents, shall confirm such agreement in a writing in form and substance acceptable to the Agents) this Article X,
Section 11.8 (Right of Setoff),  Section 11.9  (Sharing of Payments) and Section
11.20 (Confidentiality) and the decisions and actions of the Agents and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 10.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of the Agents, the Lenders and the L/C Issuers shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

      Section 10.12 Titles. Notwithstanding anything else to the contrary in this Agreement or any other Loan Document, no party hereto designated as a documentation agent, a syndication agent, an arranger or a bookrunner shall have any duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary duty to any Lender, L/C Issuer or any other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any such documentation agent, syndication agent, arranger or bookrunner, in such capacity.


                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.1 Amendments, Waivers, Etc. (a) No amendment or waiver of any provision of any Loan Document (other than the Fee Letter, the Control Agreements, the L/C Reimbursement Agreements and the Secured Hedging Agreements) and no consent to any departure by any Loan Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by the Agents and the Borrower, (2) in the case of any other waiver or consent, by the Required Lenders (or by the Agents with the consent of the Required Lenders) and (3) in the case of any other amendment, by the Required Lenders (or by the Agents with the consent of the Required Lenders), the Agents and the Borrower; provided, however, that no amendment, consent or waiver described in clause (2) or (3) above shall, unless in writing and signed by each Lender directly affected thereby (or by the Agents with the consent


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

of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:

                  (i) waive any condition specified in Section 3.1, except any condition referring to any other provision of any Loan Document;

                  (ii) increase the Commitment of such Lender or subject such Lender to any additional obligation;

                  (iii) reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of the Borrower to repay (whether or not on a fixed date), any outstanding Loan owing to such Lender, (B) any fee or accrued interest payable to such Lender or (C) if such Lender is a Revolving Credit Lender, any L/C Reimbursement Obligation or any obligation of the Borrower to repay (whether or not on a fixed date) any L/C Reimbursement Obligation; provided, however, that this clause (iii) does not apply to
      (x) any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in
      Article V or in any definition set forth therein or principally used therein;

                  (iv) waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Loan or fee owing to such Lender or for the reduction of such Lender's Commitment; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under Section 2.8, or to the application of any payment, including as set forth in Section 2.12 (b)

                  (v) except as provided in Section 10.10, release all or substantially all of the Collateral or any Guarantor from its guaranty of any Obligation of the Borrower;

                  (vi) reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms "Required Lenders", "Required Revolving Credit Lenders" "Pro Rata Share" or "Pro Rata Outstandings"; or

                  (vii)  amend   Section   10.10   (Release  of   Collateral  or
      Guarantor), Section 11.9 (Sharing of Payments) or this Section 11.1;

and provided, further, that (x) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, the Agents (or otherwise modify any provision of Article X or the application thereof), the Swingline Lender, any L/C Issuer or any SPV that has been granted an option pursuant to Section 11.2(f) unless in writing and signed by the Agents, the Swingline Lender, such L/C Issuer or, as the case may be, such SPV in addition to any signature otherwise required and (y) the consent of the Borrower shall not be required to change any order of priority set forth in Section 2.12(c). No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Hedging Agreement resulting in such Obligations being junior in right of payment to principal of the Loans or resulting in Obligations owing to any Secured Hedging Counterparty being unsecured (other than releases of Liens in accordance with the terms hereof), in each case in a manner adverse to any Secured Hedging Counterparty, shall be effective without the written


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consent  of such  Secured  Hedging  Counterparty  or,  in the case of a  Secured
Hedging Agreement provided or arranged by the Agents or a Lender or an Affiliate of the Agents or a Lender, the Agents or such Lender.

            (b) Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party shall entitle any Loan Party to any notice or demand in the same, similar or other circumstances. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

      Section 11.2 Assignments and Participations; Binding Effect. (a) Binding Effect. This Agreement shall become effective when it shall have been executed by Borrower and the Agents and when the Agents shall have been notified by each Lender and L/C Issuer that such Lender or L/C Issuer has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Borrower (in each case except for Article X), the Agents, each Lender and L/C Issuer and, to the extent provided in Section 10.11, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 10.9), none of Borrower, any L/C Issuer or the Agents shall have the right to assign any rights or obligations hereunder or any interest herein.

            (b) Right to Assign. Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable to the Agents and, as long as no Event of Default is continuing, the Borrower (such consent to be unreasonably withheld, conditioned or delayed); provided, however, that (w) such Sales do not have to be ratable between the Facilities but must be ratable among the obligations owing to and owed by such Lender with respect to a Facility, (x) for each Facility, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Commitments and L/C Obligations subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor's (together with its Affiliates and Approved Funds) entire interest in such Facility or is made with the prior consent of the Borrower and the Agents, and
(y) so long as no Event of Default is continuing, no such Sale may be made to Persons identified on Schedule 11.2 or their Control Investment Affiliates so long as any such Persons are, in the good faith determination of the Borrower, investors in the Borrower's competitors.

            (c)  Procedure.  The parties to each Sale made in reliance on clause
(b) above (other than those described in the last sentence of this clause (c) and in clauses (e) or (f) below) shall execute and deliver to the Agents an Assignment evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Agents), any tax forms required to be delivered pursuant to Section 2.17(f) and payment of an assignment fee in the amount of $3,500, provided that (1) if a Sale by a Lender is made to a Lender, or an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and
(2) if a Sale by a Lender is made to an assignee that is not a Lender, or an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500


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

shall be due in connection with such Sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.2(b)(iii), upon the Agents (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment. Notwithstanding anything to the contrary contained in this Section 11.2, a Lender may assign any or all of its rights under the Loan Documents to an Affiliate of such Lender or an Approved Fund of such Lender without delivering an Assignment and Acceptance to the Agents or to any other Person (a "Related Party Assignment"); provided, however, that (1) the Borrower and the Administrative Agent may continue to deal solely and directly with such assigning Lender until an Assignment has been delivered to the Administrative Agent for recordation on the Register, (2) the Collateral Agent may continue to deal solely and directly with such assigning Lender until receipt by the Collateral Agent of a copy of the fully executed Assignment, (3) the failure of such assigning Lender to deliver an Assignment to the Agents shall not affect the legality, validity, or binding effect of such assignment, and (4) an Assignment and Acceptance between the assigning Lender and an Affiliate of such Lender or a Related Fund of such Lender shall be effective as of the date specified in such Assignment and Acceptance and recordation on the Related Party Register referred to in the last sentence of
Section 2.14(b).

            (d) Effectiveness. Subject to the recording of an Assignment by the Administrative Agent in the Register pursuant to Section 2.14(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender,
(ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article X, Section 11.8 (Right of Setoff) and Section 11.9 (Sharing of Payments) to the extent provided in Section 10.11 (Additional Secured Parties)).

            (e) Grant of Security Interests. In addition to the other rights provided in this Section 11.2, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Agents or (B) any holder of, or trustee for the benefit of the holders of, such Lender's Securities by notice to the Agents; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

            (f) Participants and SPVs. In addition to the other rights provided in this Section 11.2, each Lender may, (x) with notice to the Agents, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or


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consent  from the Agents or the  Borrower,  sell  participations  to one or more
Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation,
(i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender's rights and obligations, and the rights and obligations of the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements) and 2.17 (Taxes), but only to the extent such participant or SPV delivers the tax forms such Lender is required to deliver pursuant to
Section 2.17(f) and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Agents by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and
(iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender's ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (iii) and (iv) of Section 11.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in
Section 11.1(a)(v) (or amendments,  consents and waivers with respect to Section
10.10 to release all or substantially all of the Collateral). No party hereto shall institute (and the Borrower shall cause each other Loan Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

      Section 11.3 Costs and Expenses. Any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the reasonable request of any Secured Party, shall be at the expense of such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Loan Party or Group Member therefor except as expressly provided therein. In addition, the Borrower agrees to pay or reimburse upon demand (a) the Agents for all reasonable out-of-pocket costs and expenses incurred by them or any of their Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of one legal counsel (including local and special counsel) to the Agents and such Related Persons (and, in respect of the negotiation of this


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

Agreement and the other Loan Documents, the reasonable fees, charges and disbursements of one additional legal counsel to the Collateral Agent incurred on or prior to the date hereof in an aggregate amount not to exceed such limit as is separately agreed between the Collateral Agent and the Borrower) and fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, (b) the Agents for all reasonable costs and expenses incurred by them or any of their Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Agents for their examiners) and (c) each of the Agents, their Related Persons, and each Lender and L/C Issuer for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out", (ii) any amendment, modification or administration of any Loan Document while an Event of Default exists, (iii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iv) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Loan Document, Obligation or Related Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel (including allocated costs of internal counsel).

      Section 11.4 Indemnities. (a) The Borrower agrees to indemnify, hold harmless and defend each Agent, each Lender, each L/C Issuer, each Secured Hedging Counterparty, each Person that each L/C Issuer causes to Issue Letters of Credit hereunder and each of their respective Related Persons (each such Person being an "Indemnitee") from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Related Document, any Disclosure Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit, any Related Transaction, or any securities filing of, or with respect to, any Group Member, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Group Member or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including attorneys' fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or
(iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any liability under this Section 11.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability (i) has resulted primarily from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final non-appealable judgment or order or (ii) relates to taxes, for which indemnification is provided (or not provided) in Section 2.17. Furthermore, the Borrower waives and agrees not to assert against any Indemnitee, and shall cause each other Loan Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on,


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incurred by or asserted against any Related Person. The foregoing provisions for indemnification are not intended to include those costs and expenses described in Section 11.03, the reimbursement of which is controlled by such Section.

            (b) Without limiting the foregoing, "Indemnified Matters" includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, except, in the case above, to the extent such Environmental Liabilities (i) arise solely from events occurring in the first instance on or after the date of foreclosure, which are not related to and do not arise from circumstances existing prior to foreclosure, and (ii) (A) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Loan Party or (B) are attributable solely to acts of such Indemnitee and have resulted primarily from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

      Section 11.5 Survival. Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Section 2.17 (Taxes), Section 2.16 (Breakage Costs; Increased Costs; Capital Requirements),
Article X (The Agents), Section 11.3 (Costs and Expenses), Section 11.4 (Indemnities) or this Section 11.5) and all representations and warranties made in any Loan Document shall (A) survive the termination of the Commitments and the payment in full of other Obligations and (B) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns (to the extent permitted hereunder).

      Section 11.6 Limitation of Liability for Certain Damages. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). The Borrower hereby waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      Section 11.7 Lender-Creditor Relationship. The relationship between the Lenders, the L/C Issuers and the Agents, on the one hand, and the Loan Parties, on the other hand, is solely that of lender and creditor. No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein.

      Section 11.8 Right of Setoff. Each of the Agents, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived to the extent permitted by Requirement of Law by the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the


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Agents, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of Borrower or the Borrower against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Each of the Agents, each Lender and each L/C Issuer agrees promptly to notify the Borrower and the Agents after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) that the Agents, the Lenders and the L/C Issuers and their Affiliates and other Secured Parties may have.

      Section 11.9 Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or "proceeds" (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements), 2.17 (Taxes) and 2.18 (Substitution of Lenders) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      Section 11.10 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Loan Party or any other party or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Borrower, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

      Section 11.11 Notices. (a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) if to the Borrower, as provided for on Schedule II, (B) if to the Administrative Agent or the Swingline Lender, to Churchill Financial LLC, 400 Park Avenue, Suite 1510, New York NY 10022, Attention: Carey Davidson, Account Manager, Tel: 212-763-4640, with copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, Attention:
Mario J. Ippolito,  Tel: (212)  318-6000,  Fax:  (212)  319-4090,  (C) if to the
Collateral  Agent,  to Ableco Finance LLC, c/o Cerberus  Capital  Management 299
Park Avenue,  New York NY 10171 Attention:  Keith Read,  Account  Manager,


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Tel:  (212)  891-2100,  with copy to Schulte Roth & Zabel LLP, 919 Third Avenue,
New York, New York 10022,  Attention:  Eliot Relles,  Tel: (212) 756-2000,  Fax:
(212)593-5955, and (D) otherwise to the party to be notified at its address specified opposite its name on Schedule II or on the signature page of any applicable Assignment, (ii) posted to Intralinks(R) (to the extent such system is available and set up by or at the direction of the Agents prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, (iii) posted to any other E-System set up by or at the direction of the Agents in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower, the Agents and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Agents. Transmission by electronic mail (including facsimile, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

            (b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause
(a)(ii) or (a)(iii) above), upon sender's receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System (including any facsimile so posted), on the later of the date of such posting in an appropriate location and the date access to such posting (and notice of such access) is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Agents pursuant to Article II or Article X shall be effective until received by the Agents.

      Section 11.12 Electronic Transmissions. (a) Authorization. Subject to the provisions of Section 11.11(a), each of the Agents, the Borrower, the Lenders, the L/C Issuers and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each of the Borrower and each Secured Party hereby acknowledges and agrees, and the Borrower shall cause each other Group Member to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

            (b)  Signatures.  Subject to the  provisions  of  Section  11.11(a),
(i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a "signature" and (C) each such posting shall be deemed sufficient to satisfy any requirement for a "writing", in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto


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

agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party's or beneficiary's right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

            (c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 11.11 and this Section 11.12, separate terms and conditions posted or referenced in such E-System and related
Contractual Obligations executed by Secured Parties and Group Members in connection with the use of such E-System.

            (d) Limitation of Liability. All E-Systems and Electronic Transmissions shall be provided "as is" and "as available". None of Agents or any of their Related Persons warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No Warranty of any kind is made by the Agents or any of their Related Persons in connection with any E-Systems or Electronic Communication, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of the Borrower and each Secured Party agrees (and the Borrower shall cause each other Loan Party to agree) that the Agents have no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

      Section 11.13 Governing Law. This Agreement, each other Loan Document that does not expressly set forth its applicable law, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

      Section 11.14 Jurisdiction. (a) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

            (b) Service of Process. The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified in Section 11.11 (and shall be effective when such mailing shall be effective, as provided therein). The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (c)  Non-Exclusive  Jurisdiction.  Nothing contained in this Section
11.14 shall affect the right of the Agents or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal
proceedings  or  otherwise   proceed   against  any  Loan  Party  in  any  other
jurisdiction.

      Section 11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

      Section 11.16 Severability. Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

      Section 11.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

      Section 11.18 Entire Agreement. The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any Loan Party and any of the Agents, any Lender or any L/C Issuer or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).

      Section 11.19 Use of Name. The Borrower agrees, and shall cause each other Loan Party to agree, that it shall not, and none of its Affiliates that it controls shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Loan Party) using the name, logo or otherwise referring to Churchill or Ableco or of any of their Affiliates, the Loan Documents or any transaction contemplated therein to which the Secured Parties are party without at least two (2) Business Days' prior notice to Churchill or Ableco, as applicable, and without the prior consent of Churchill or Ableco, as applicable, except to the extent required to do so under applicable Requirements of Law (provided that the Borrower shall use commercially reasonable efforts to permit Churchill or Ableco, as applicable, to review such disclosure).

      Section 11.20 Non-Public Information; Confidentiality. (a) Each Lender and L/C Issuer acknowledges and agrees that it may receive material non-public information hereunder concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).

            (b) Each Lender, L/C Issuer and the Agents (on behalf of itself and its Related Persons) agrees to use all reasonable efforts to maintain, in accordance with its customary practices for handling confidential information of this nature, the confidentiality of information obtained by it pursuant to any Loan Document, except that such information may be disclosed (i) with the Borrower's consent, (ii) to Related Persons of such Lender, L/C Issuer or the Agents, as the case may be, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Lender, L/C Issuer or the Agents, as the case may be, on a non-confidential basis from a source other than any Loan Party or any other Related Persons, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Loan Parties consent to the publication of such tombstone or other advertising materials by the Agents, any Lender, any L/C Issuer or any of their Related Persons), (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify borrowers,
(vii) to current or prospective assignees, SPVs grantees of any option described in Section 11.2(f) or participants, direct or contractual counterparties to any Hedging Agreement permitted hereunder and to their respective Related Persons, in each case to the extent such assignees, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.20 and, so long as no Event of Default is continuing, excluding the Persons identified in Schedule 11.2 and their Control Investment Affiliates so long as any such Persons are, in the good faith determination of the Borrower, investors in the Borrower's competitors, or
(viii) in connection with the exercise of any remedy under any Loan Document. In the event of any conflict between the terms of this Section 11.20 and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 11.20 shall govern.

      Section 11.21 Patriot Act Notice. Each Lender subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies the Borrower that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information allowing such Lender to identify the Borrower in accordance with such act.

                            [Signature Pages Follow]


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

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             GOAMERICA, INC., as Borrower

                             By: /s/ Daniel R. Luis
                                 --------------------------
                             Name: Daniel R. Luis
                             Title: Chief Executive Officer

                             AGENT:
                             ------

                             CHURCHILL FINANCIAL LLC, as Administrative
                             Agent

                             By: /s/ Christopher Cox
                                 --------------------
                             Name: Christopher Cox
                             Title: Managing Director

                             LENDERS:
                             --------

                             CHURCHILL FINANCIAL CAYMAN LTD.,
                             as Lead Arranger, L/C Issuer, Swingline Lender and Lender

                             By: Churchill Financial LLC, as its Collateral Manager

                             By: /s/ Christopher Cox
                                 --------------------
                             Name: Christopher Cox
                             Title: Managing Director

                             Churchill Financial Funding LLC,
                             as Lender

                             By: /s/ Christopher Cox
                                 --------------------
                             Name: Christopher Cox
                             Title: Managing Director

                             ABLECO FINANCE LLC, as Collateral Agent and
                             Lender

                             By: /s/ Daniel Wolf
                                 ---------------
                             Name: Daniel Wolf
                             Title: President